Commission File No. 333-86706

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                               ------------------

                                AMENDMENT NO. 1
                                       TO

                                    FORM S-4

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           CROWN MEDICAL SYSTEMS, INC.
             (Exact Name of Registrant as Specified in its Charter)

        Nevada                        7374                         98-0375957
--------------------------------------------------------------------------------
(State or Other Juris-     (Primary Standard Industrial         (I.R.S. Employer
diction of Incorporation)   Classification Code Number)          Identification
       Number)

           6006 N. Mesa, Suite 709, El Paso, Texas 79912; 915-845-1787
           -----------------------------------------------------------
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

         James A. Sterling, Vice President, Crown Medical Systems, Inc.,
           6006 N. Mesa, Suite 709, El Paso, Texas 79912; 915-845-1787
      -------------------------------------------------------------------
       (Name, Address, Including Zip Code, and Telephone Number, Including
                        Area Code, of Agent for Service)

                                    Copy to:

      David J. Levenson, Esq.                        R. Keith Thompson, Esq.
      7947 Turncrest Drive                           6006 N. Mesa, Suite 710
      Potomac, Maryland 20854                        El Paso, Texas 79912
      Fax: 301-299-8093                              Fax: 915-584-9941

      Approximate date of commencement of proposed sale to the public As soon as practicable after effectiveness of the registration statement.

      If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier registration statement for the same offering. |_|

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

                               -----------------

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
                                  Proposed        Proposed
Title of                          Maximum         Maximum
Each Class of     Amount          Offering        Aggregate       Amount of
Securities To     To Be           Price Per       Offering        Registration
Registered        Registered      Unit            Price           Fee*
--------------------------------------------------------------------------------
Common            16,500,000      $1.90           $31,500,000     $2537
Shares,
$.001
--------------------------------------------------------------------------------

* Previously paid.

      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

                                     PART I
                     INFORMATION REQUIRED IN THE PROSPECTUS

                          NOTICE OF SPECIAL MEETING OF
                               THE SHAREHOLDERS OF
                     CROWN MEDICAL SYSTEMS, INC. (Delaware)

                                       AND

                                  PROSPECTUS OF
                      CROWN MEDICAL SYSTEMS, INC. (Nevada)
                      (formerly LINK MEDIA PUBLISHING LTD.)



                                     *******


                                    MERGER OF
                     CROWN MEDICAL SYSTEMS, INC. (Delaware)

                                       AND

                      CROWN MEDICAL SYSTEMS, INC. (Nevada)
                      (formerly LINK MEDIA PUBLISHING LTD.)

                                     *******

                                 March __, 2004

             Date of Proxy Statement/Prospectus: February 27, 2004

   CROWN MEDICAL SYSTEMS, INC. (Nevada) (formerly Link Media Publishing Ltd)/
                     CROWN MEDICAL SYSTEMS, INC. (Delaware)

      This proxy statement/prospectus is being furnished to the shareholders of Crown Medical Systems, Inc. (Crown Delaware) in connection with the solicitation of proxies by and on behalf of the board of directors of Crown Delaware, for use at the special meeting of shareholders to be held March __, 2004, to consider and act upon the proposed merger of Crown Delaware and Crown medical Systems, Inc. (Crown Nevada) (formerly Link Media Publishing Ltd.) Upon the merger's becoming effective, Crown Delaware will be merged with and into Crown Nevada (formerly Link), with Crown Nevada (formerly Link) as the surviving corporation. Hereinafter, the surviving corporation is referred to as "New Crown," to make the reference more understandable.

      This proxy statement/prospectus also is included as part of a registration statement on Form S-4 under the Securities Act of 1933 filed by Crown Nevada (formerly Link) with the Securities and Exchange Commission, covering the 16,500,000 shares of Crown Nevada common stock, par value $.001, to be issued to the shareholders of Crown Delaware upon effectiveness of the merger, at the rate of 0.7857 shares of Crown Nevada common stock for each share of Crown Delaware common stock. You should refer to the registration statement, including exhibits, for a complete description of the matters relating to and involving the proposed merger, including the terms and conditions thereof, and relating to the shares of common stock of New Crown as the surviving corporation in the proposed merger.

      This proxy statement/prospectus incorporates important business and financial information about Crown Delaware and Crown Nevada (formerly Link) that is not included in or delivered with it. This information is available without charge to shareholders upon written or oral request, to: Jerry S. Wayt, Secretary, Crown Medical Systems, Inc., 6006 N. Mesa, Suite 709, El Paso, Texas 79912. To obtain timely delivery, you must request the information no later than five business days before the date of the meeting, or March __, 2004.

                                   **********

      No person is authorized to give any information or to make any representation not contained in this proxy statement/prospectus and, if given or made, such information or representation should not be relied upon as authorized. This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the Crown (Nevada) (formerly
Link) or New Crown shares or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make such offer or solicitation of any offer of proxy solicitation in such jurisdiction.

                                   **********

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

   CROWN MEDICAL SYSTEMS, INC. (Nevada) (formerly Link Media Publishing Ltd)/
                     CROWN MEDICAL SYSTEMS, INC. (Delaware)

      The boards of directors of Crown Medical Systems, Inc., a Nevada corporation (Crown Nevada) (formerly Link Media Publishing Ltd.), and Crown Medical Systems, Inc., Delaware corporation (Crown Delaware), have agreed to merge the two companies. In the proposed merger, Crown Delaware will be merged with and into Crown Nevada (formerly Link, with Crown Nevada (formerly Link) as the surviving corporation operating under the name Crown ("New Crown"). Each outstanding share of Crown (Delaware) common stock outstanding immediately before the merger will be converted into 0.7857 fully paid and non-assessable shares of New Crown; fractional shares will be rounded up to the next whole share. All issued and outstanding shares of Link common stock immediately before the merger shall remain issued and outstanding, but holders of such shares will be required to submit their stock certificates for exchange for stock certificates of New Crown. The boards of directors of the constituent corporations believe that the proposed merger is in the best interests of their respective shareholders and that the combined company will be able to create more stockholder value than the companies individually could achieve.

      Crown Delaware will hold a special meeting of its shareholders at which it will ask its shareholders to consider and act upon a proposal to approve the Agreement and Plan of Merger dated August 28, 2003, approved by its board of directors.

      Information about Crown Nevada (formerly Link) and Crown Delaware and the proposed merger is contained in the attached proxy statement/prospectus. We urge you to carefully read the proxy statement/prospectus, including the "Risk Factors" beginning on page __ that make the securities speculative and risky.

William L Sklar, President                Brian Knight, President
Crown Medical Systems, Inc. (Nevada)      Crown Medical Systems, Inc. (Delaware)
6006 N. Mesa, Suite 709                   6006 N. Mesa, Suite 709
El Paso, Texas 79912                      El Paso, Texas 79912

                                TABLE OF CONTENTS

                                                                            Page

Link Media Publishing Ltd./Crown Medical Systems, Inc.
(Nevada).....................................................................
Crown Medical Systems, Inc.(Delaware) - Notice of Special Meeting............

Proxy Statement/Prospectus...................................................

   Summary of Proxy Statement/Prospectus.....................................

   Risk Factors..............................................................

   Selected Financial Data...................................................

The Merger...................................................................

Information about Crown Nevada/Link Media Publishing

Ltd..........................................................................
Information about Crown Medical Systems, Inc.

(Delaware)...................................................................
Management's Discussion and Analysis of Financial Condition
  And Results of Operation...................................................

Solicitation of Proxies......................................................

Dissenters' Rights of Appraisal..............................................

Consolidated Financial Statements and Notes..................................

Appendices:

      I     Agreement and Plan of Merger.....................................

      II    Section 262 of the Delaware General Corporation Law..............

        CROWN MEDICAL SYSTEMS, INC. (Delaware)- NOTICE OF SPECIAL MEETING
        -----------------------------------------------------------------

      NOTICE IS HEREBY GIVEN that a special meeting of the shareholders of Crown Medical Systems, Inc. (Delaware) will be held at the offices of Crown, 1215 Jones Franklin Road, Suite 202, Raleigh North Carolina, 27606 on ______________, March __, 2004, at 10:00 AM (local time) for the following purposes:

      (1) to consider and act upon a special resolution approving the proposed merger of Crown, a Delaware corporation, with and into Crown Medical Systems, Inc. (Nevada) (formerly Link Media Publishing Ltd.), a Nevada corporation, pursuant to an Agreement and Plan of Merger; and

      (2) to transact such further or other business as may properly come before the meeting or any adjournment thereof.

      A copy of the Agreement and Plan of Merger is attached as Appendix I to the accompanying proxy statement.

      If you dissent from approval of the proposed merger in accordance with
Section 262 of the Delaware General Corporation Law, you may be entitled to the fair value of your shares of Crown stock as provided in that statutory section. If you are a dissenting shareholder who wishes to exercise your appraisal rights, you must comply with all the provisions of Section 262, a copy of which is attached as Appendix II, and summarized under "Dissenters" Rights of Appraisal" in the joint proxy statement/prospectus.

      All shareholders of record at the close of business on March__, 2004, the record date, are entitled to notice of and to vote at the special meeting. ALL CROWN DELAWARE SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND. The proposed merger is a matter of great importance to Crown Delaware. The votes of all shareholders also are important, regardless of the number of shares owned. WHETHER OR NOT YOU WILL ATTEND THE SPECIAL MEETING, IT IS VERY IMPORTANT THAT YOUR VOTES ARE REPRESENTED. THEREFORE, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED POSTAGE PREPAID, PRE-ADDRESSED ENVELOPE.

                                        By Order of the Board of Directors


                                        ----------------------------------------
                                        Jerry S. Wayt, Secretary

El Paso, Texas
March __, 2004

                           PROXY STATEMENT/PROSPECTUS

      This proxy statement/prospectus is furnished in connection with the solicitation by the board of directors of Crown Medical Systems, Inc. (Delaware) of proxies for use at the special meeting of shareholders to be held at 1215 Jones Franklin Road, Suite 202, Raleigh North Carolina, 27606, at 10:00 AM (local time) on March__, 2004, or any adjournment thereof. Shareholders of record at the close of business on March __, 2004, the record date, are entitled to notice of and to vote at the special meeting.

      The principal executive offices of Crown Medical Systems, Inc. (Nevada), formerly Link Media Publishing Ltd., were located at Box 18, Suite 323-595 Howe Street, Vancouver, British Columbia V6C 2T5, 604-682-8468, but now are located at 6006 N. Mesa, Suite 709, El Paso, Texas 79912; telephone 915-845-1787..

      The principal executive offices of Crown Delaware are located at 6006 N. Mesa, Suite 709, El Paso, Texas 79912; its telephone number is 915-845-1787.

                      Summary of Proxy Statement/Prospectus

      The following is a summary of certain information contained elsewhere in this proxy statement/prospectus, including the Appendices. The summary is qualified in its entirety by the more detailed information appearing or referred to elsewhere herein.

Time, Date and Place of Meeting

      The special meeting will be held at 1215 Jones Franklin Road, Suite 202, Raleigh North Carolina, 27606, at 10:00 AM (local time) on March __, 2004.

Purpose of the Meeting

      The special meeting has been called for the purpose of considering and acting upon the proposed merger of Crown with and into Link, with Link as the surviving corporation but changing its name to Crown ("New Crown"), and of transacting such other business as may properly come before the meeting.

The Companies

      Crown Nevada, formerly Link, incorporated under the laws of Nevada on January 29, 2002, through a February 2002 acquisition of a private British Columbia company, Business to Business Publishing, Inc., engaged in the business of publishing specialized interest publications targeted to a particular readership. Crown Nevada, formerly Link, incurred losses since inception and ceased operations and, since March 2003, is a development stage company devoting efforts to establishing a new business. In connection with, and prior to the effective date of, the merger, the publishing business of Crown Nevada (formerly
Link) will be re-transferred to Mario Aiello and Robert Hoegler, former affiliates of Crown Nevada (formerly Link), in consideration of the cancellation of 13,000,000 shares of Link common stock.

      Crown Delaware provides to hospitals, clinics and physician offices turnkey software, hardware, encryption, installation services, on-site training, on-site technical service and 24/7 help desk support required to comply with the Health Insurance Portability and Accountability Act of 1996 (HIPAA).

The Proposed Merger

      At closing, Crown Delaware will be merged with and into Crown Nevada (formerly Link), with Crown Nevada as the surviving corporation; each issued and outstanding share of Crown Delaware common stock will be converted automatically into 0.7857 shares of common stock of New Crown, the surviving corporation, and all issued and outstanding shares of Crown Nevada common stock shall remain issued and outstanding, except that New Crown, the surviving corporation, may require Crown Nevada (formerly Link) shareholders to submit their stock certificates for exchange for New Crown stock certificates.

      At and after closing, Crown Nevada's only business shall be the earning of royalties from sales of MD Paper Free, and shall have no assets or liabilities (after having disposed of the publishing business) save and except the Intellectual Property Rights to the MD Paper Free Software and the business, assets and liabilities of Crown Delaware become the business, assets and liabilities of New Crown.

Reasons for the Proposed Merger

      Crown Nevada (formerly Link) alone does not have financial or other assets to commence any operations or to establish any business, save and except for the royalty income earned on sales of MD Paper Free to be earned on sales generated by Crown Delaware. The merger is expected to facilitate the financing of New Crown's intended growth and expansion, particularly through direct and indirect marketing. As a publicly held corporation, New Crown expects to be able to obtain financing more readily, through public or private securities offerings or otherwise, and on better terms than as a private corporation.

      The proposed merger is a means of offering all public shareholders an opportunity to realize value on their shares: Crown Nevada (formerly Link) shareholders will hold the potentially more liquid shares of New Crown, the surviving corporation, rather than the relatively illiquid Link shares; Crown Delaware shareholders will gain access to a potential trading market for their shares from which they will have an opportunity to realize value for their investments.

Security Ownership, Voting and Vote Required

      Each Crown Delaware shareholder has one vote for each share of common stock registered in his/her name. The proposed merger must be approved by the holders of a majority of the issued and outstanding shares, voting in person or by proxy, at the meeting.

      As of the record date, there were 21,000,000 issued and outstanding shares of common stock entitled to notice of and to vote at the special meeting. As of the record date, to the knowledge of Crown Delaware, the following persons were directors, executive officers or beneficial owners of more than 5% of its issued and outstanding shares:

--------------------------------------------------------------------------------------------------
Title of Class          Name and Address                  Amount and Nature           Percent
                        Of Beneficial Owner               Of Beneficial Owner         Of Class
--------------------------------------------------------------------------------------------------
Common Stock            James A Sterling                       3,500,000               16.67%
                        6724 Amposta Drive
                        El Paso, TX 79912
--------------------------------------------------------------------------------------------------
                        Brian Knight                           3,500,000               16.67%
                        106 Shadow Bend Lane
                        Cary, NC 27511
--------------------------------------------------------------------------------------------------
                        Bobby Stanley                            545,000                2.60%
                        PO Box 1752
                        Smithfield, NC 27577
--------------------------------------------------------------------------------------------------
                        Jerry S. Wayt                          3,500,000               16.67%
                        860 Showers Lane
                        Martinsburg, WV 25401
--------------------------------------------------------------------------------------------------
                        Laurence Watkins                         100,000                0.48%
                        1801 SE Hillmoor Drive
                        Port Saint Lucie
                        Florida 34952-7553
--------------------------------------------------------------------------------------------------
                        G. Paul Marshall                             -0-                  -0-
                        6644 N. Ocean Blvd.
                        Ocean Ridge, FL 33435
--------------------------------------------------------------------------------------------------
Common Stock                                                  11,145,000               53.07%
--------------------------------------------------------------------------------------------------

      A person giving a proxy has the power to revoke it at any time before it is voted by any of the following actions: the submission of a written revocation, the return of a subsequently dated proxy or personally voting at the special meeting.

Recommendation of the Crown Delaware Board of Directors

      The board of directors believes the proposed merger is in the best interests of Crown Delaware and all its shareholders and, based upon information about the proposed business and financial opportunities, as well as the risks, that the terms of the proposed merger are fair to Crown and all its shareholders. Therefore, the board of directors recommends that shareholders vote in favor of and approve the proposed merger. The board of directors, however, did not obtain any report, opinion or appraisal from an outside party in reaching its determination.

                                  Risk Factors

(1) No report, opinion or appraisal from an outside party. In determining that the terms of the proposed merger are fair to Crown Delaware and its shareholders and in recommending its approval, as in the best interests of Crown Delaware and its shareholders, the board of directors did not obtain any report, opinion or appraisal from an outside party.

(2) No IRS ruling or tax opinion of counsel. While the boards of directors of Crown Nevada (formerly Link) and Crown Delaware intend and believe that the effectiveness of the proposed merger will be tax free to the corporations and their shareholders, who should realize no capital gain or capital loss upon the exchange, no Internal Revenue Service ruling or opinion of counsel as to the tax treatment was applied for or obtained. A dissenting shareholder who exercises his dissenters' rights of appraisal may realize a capital gain or a capital loss on the payment of the fair value for his/her shares. See Dissenters' Rights of Appraisal and Appendix II.

(3) Lack of an operating history. Crown Delaware was incorporated in July 2001 and lacks a previous operating history upon which to compare its historical operating results over different time periods or to evaluate the likelihood of profitable future operating results.

(4) Lack of recent profits from operation. Crown Delaware was incorporated in July 2001 and was considered to be in the development stage company until August 31, 2003, devoting substantially all its efforts to raising capital and establishing a business; although planned operations commenced, there has been no significant revenue.

(5) Losses since inception; "going concern" question. Crown Delaware incurred an operating loss of $866,415 for the eleven months ended November 30, 2003 and has an accumulated deficit of $1,231,951 as of November 30, 2003. Since inception, Crown Delaware has been dependent upon the receipt of capital investment or other financing to fund its continuing activities. Accordingly, there is uncertainty as to Crown Delaware's ability to continue as a going concern. However, subsequent to November 30, 2003, Crown Delaware raised $1,000,000 in proceeds from the sale of securities to fund its continuing activities.

(6) Need for additional financing. New Crown's business plan to expand and grow its business will require cash that may not be generated from operations. There can be no assurance that any necessary additional financing will be available on acceptable terms or at all. However, subsequent to November 30, 2003, Crown Delaware raised $1,000,000 in proceeds from the sale of securities to fund its continuing activities.

(7) Dependence upon a few customers. Since inception, three customers have provided 100% of Crown Delaware's revenues. The loss of those customers or the failure to find new customers will have a material adverse effect on New Crown and may lead to an inability to continue as a going concern. New Crown plans to expand its customer base and therefore decrease its reliance on one or a few customers.

(8) Intense competition. The business of providing products and services to comply with the legislative requirements of the relatively recent Health Industry Portability and Accountability Act (HIPAA) is intensely competitive and there are many individuals and entities that engage in some if not all aspects of the business. Many of the competitors have been established longer and have greater financial and personnel resources than New Crown.

(9) No established trading market. Shares of Crown Nevada (formerly Link) common stock are quoted and traded from time to time on the Over-the-Counter Bulletin Board. Shares of Crown Delaware common stock are privately held. Shares of New Crown, formerly Link, the surviving corporation in the proposed merger, will be publicly held, but there can be no assurance that an established trading market for such shares will develop or will be sustained. Accordingly, in the absence of an established trading market for such shares, you may have difficulty in disposing of or realizing any value from your shares and therefore may lose your investment.

(10) Dividend policy - future dividends unlikely. There is no assurance as to future dividends since they are dependent upon earnings, the financial condition of New Crown and other factors. Neither Crown Nevada (formerly Link) nor Crown Delaware has paid any dividends and the board of directors of New Crown, formerly Link as the surviving corporation in the proposed merger, presently intends to retain any future earnings for the necessary growth and development of New Crown's business.

(11) Penny Stock Requirements and Potential Liquidity Difficulty. Our common stock may be quoted and traded on the Over-the-Counter Bulletin Board market as do shares of Crown Nevada (formerly Link) common stock, presently at prices less than $5.00 per share. Under these circumstances, our common stock is considered a "penny stock," subject to the so-called "Penny Stock Rules" of the Securities and Exchange Commission. Generally, the rules define a "penny stock" to be any non-Nasdaq equity security that has a market price less than $5.00 per share or with an exercise price of less than $5.00 per share, As a result, our shareholders may find it more difficult to dispose of, or to obtain accurate quotations as to the value of our common stock - and they may be adversely affected by this potential lack of liquidity.

      As a "penny stock," our common stock could become subject to additional sales practice requirements for low priced securities. Our common stock could become subject to Rule 15g-9 under the Securities Exchange Act of 1934, which imposes additional sales practice requirements on broker-dealers that sell our shares to persons other than established customers and "accredited investors" or individuals with net worth in excess of $1,000,000 or annual incomes exceeding $200,000 or $300,000 together with their spouses. Rule 15g-9 requires a broker-dealer to make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, the rule may affect the ability of broker-dealers to sell our securities and may affect the ability of our shareholders to sell any of our securities in the secondary market. Subject to certain exceptions, Rule 15g-9 requires broker-dealers to deliver, prior to a transaction in a penny stock, a risk disclosure document relating to the penny stock market.

      Disclosure is also required to be made about compensation payable to both the broker-dealer and the registered representative and current quotations for the securities. In addition, the rule requires that broker-dealers deliver to customers monthly statements that disclose recent price information for the penny stock held in the account and information on the limited market in penny stocks.

(12) Risks of Rapidly Changing Technology. Substantially all of Crown Delaware's revenues to date have been derived from providing to hospitals, clinics and physician offices turnkey software, hardware, encryption, installation services, on-site training, on-site technical service and 24/7 help desk support. Our success will depend in large part upon the success of the software we are developing to meet and maintain rapidly changing industry standards for compliance with HIPAA requirements. Accordingly, broad market acceptance by our customers of products and services is critical to our future success, as is our ability to design, develop, test and support, on a timely basis, new products and enhancements that meet changing customer needs and respond to technological changes and evolving industry standards. Rapid and significant technological changes in the computer, software and telecommunications industries, as well as rapid changes in consumer preferences characterize the technologies. In addition, there can be no assurance that we will not experience difficulties that could delay or prevent the successful development, introduction and marketing of our softwareor new products and enhancements, or that our software or new products and enhancements will be introduced in a timely fashion or will adequately meet the requirements of the marketplace or achieve market acceptance.

                             Selected Financial Data

     The following tables set forth summarized financial information: for Crown Nevada (formerly Link) for each of the two periods ended February 28, 2003 and for the nine month period ended November 30, 2003; and for Crown Delaware, for each of the two periods ended December 31, 2002 and for the eleven month period ended November 30, 2003. This summarized financial information for Crown Nevada (formerly Link) for the two years ended February 28, 2003 is derived from the consolidated financial statements of Crown Nevada (formerly Link) audited by Dale Matheson Carr-Hilton LaBonte (formerly LaBonte & Co.), Chartered Accountants, 30, 2003, from the unaudited interim consolidated financial statements, which in management's opinion reflect all adjustments that are of a normal, recurring nature necessary for fair presentation. The summarized financial information for Crown Delaware for the two year period ended December 31, 2002 is derived from the financial statements audited by Donald L.Abrecht, Certified Public Accountant, and for the eleven months ended November 30, 2003, from unaudited interim financial statements which, in management's opinion, reflect all adjustments that are of a normal, recurring nature necessary for fair presentation. Interim results are not necessarily indicative of the results, which may be expected for any other interim period, or for a full year. The following tables should be read in conjunction with audited consolidated financial statements of each of Crown Nevada (formerly Link) and Crown Delaware and each's respective Management's Discussion and Analysis of Financial Condition and Results of Operations, appearing elsewhere in this prospectus/proxy statement.

-------------------------------------------------------------------------------------------------
                                                                                Nine Months
                                              February 28,    February 28,      Ended
                                              2002            2003              November 30, 2003
-------------------------------------------------------------------------------------------------
Crown Nevada (formerly Link)
-------------------------------------------------------------------------------------------------
         Current assets                        $ 89,193         $  9,305             $  4,535
-------------------------------------------------------------------------------------------------
         Total assets                           130,268           10,000                5,125
-------------------------------------------------------------------------------------------------
         Current liabilities                     58,930            6,782               16,990
-------------------------------------------------------------------------------------------------
         Stockholders' equity                    71,338            3,218              (11,865)
-------------------------------------------------------------------------------------------------
         Gross revenues                                         $ 11,796             $    946
-------------------------------------------------------------------------------------------------
         Net income (loss)                       (6,062)         (82,765)             (15,222)
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                                                                          Eleven Months
                                       December 31,      December 31,     Ended
                                       2001              2002             November 30, 2003
-------------------------------------------------------------------------------------------
Crown Delaware
-------------------------------------------------------------------------------------------
         Current assets                $    239        $  39,206              $148,079
-------------------------------------------------------------------------------------------
         Total assets                     7,739           46,964               239,936
-------------------------------------------------------------------------------------------
         Current liabilities             14,827           80,000               958,918
-------------------------------------------------------------------------------------------
         Stockholders' equity            (7,088)         (33,036)             (718,982)
-------------------------------------------------------------------------------------------
         Gross revenues                                   17,680               100,193
-------------------------------------------------------------------------------------------
         Net income (loss)              (19,588)        (345,948)             (866,415)
-------------------------------------------------------------------------------------------

Pro Forma Financial Information

      After giving effect to the merger, Crown Delaware will merge with and into Crown Nevada (formerly Link), as the surviving corporation ("New Crown"). The business and affairs of the surviving corporation will be directed and controlled by the board of directors and executive officers of Crown Delaware. The following summarized pro forma financial information as of November 30, 2003 illustrates the effects of the merger but is not necessarily indicative of the results which may be obtained in the future.

--------------------------------------------------------------------------------
                                                                     Proforma
                                                            November 30, 2003
--------------------------------------------------------------------------------
Current assets .........................................         $1,148,128
--------------------------------------------------------------------------------
Total assets ...........................................          2,740,575
--------------------------------------------------------------------------------
Current Liabilities ....................................            971,550
--------------------------------------------------------------------------------
Stockholders' equity ...................................          1,769,025
--------------------------------------------------------------------------------

                                   THE MERGER

      The boards of directors of Crown Nevada, formerly Link, And Crown Delaware have agreed to merge the two companies. In the proposed merger, Crown Delaware, a Delaware corporation, will be merged with and into Crown Nevada (formerly
Link), a Nevada corporation, with Link as the surviving corporation ("New Crown"). Each outstanding share of Crown Delaware common stock outstanding immediately before the merger will be converted into 0.7857 fully paid and non-assessable shares of New Crown, formerly Link, the surviving corporation; fractional shares will be rounded up to the next whole share. All issued and outstanding shares of Crown Nevada (formerly Link) common stock immediately before the merger shall remain issued and outstanding, but holders of such shares may be required to submit their stock certificates for exchange for stock certificates of New Crown, the surviving corporation.

      Background. The background of the merger is that Crown Nevada (formerly
Link), organized in 2002, suspended operations during the fiscal year ended February 28, 2003 due to its failure to raise working capital to fund ongoing operations and its inability to attain profitable operations. Crown Nevada (formerly Link) was unsuccessful in raising necessary financing and commenced review of business acquisition opportunities.

      Crown Delaware, organized in 2001, was experiencing considerable growth and expansion opportunities and engaged PW Management Consulting Inc. to identify a publicly held company or companies with which Crown could engage in a merger or acquisition to become publicly held, thereby facilitating, among other things, Crown's potential ability to raise equity or debt financing and to compensate employees through stock options. The consultant identified Crown Nevada (formerly Link) and a series of discussions and negotiating meetings between the parties took place commencing in May and June 2003 and resulting in an Agreement and Plan of Merger finalized in August 2003.

      Information About Crown Nevada (formerly Link Media Publishing Ltd.)

Business

      Crown Nevada (formerly Link) was incorporated in Nevada on January 29, 2002. In February 2002, it acquired all of the issued and outstanding shares of Business to Business Publishing Inc., a private British Columbia company engaged in the business of publishing specialized interest publications targeting particular readership (industry and professional wall planners). During its fiscal year ended February 28, 2003, Crown Nevada (formerly Link) suspended operations due to its failure to raise sufficient working capital to fund ongoing operations and its inability to attain profitable operations. Attempts to raise necessary financing were unsuccessful. As of May 2003, Crown Nevada (formerly Link) had no operations and no employees and its officers and directors provided limited services on an "as needed" basis.

      During February 2004, in anticipation of the merger with Crown Delaware, Crown Nevada (formerly Link) acquired a proprietary Electronic Medical Record
(EMR) software known as MD PaperFree from Sonya and Dr. Mark Jennings. MD PaperFree software is used by medical practitioners to document patient encounters. The software is available as a stand-alone product or may be used as a hosted solution. Medical practitioners typically will use the software as a substitute for paper-based patient charts. The software will assist medical practitioners in adhering to the recently promulgated HIPPA . The software has the ability to stabilize and enhance medical facility revenue. Its built-in audit capabilities have been utilized by physician users to justify their enhanced level of patient billings due to more complete diagnosis of disease, on those occasions where the facilities were audited. The complete auditing of all patient encounters inherent in the software, has resulted in the absence of fines or penalties being assessed against current or past users of the software. Due to the ongoing support offered by MD PaperFree, during its seven- year history, as well as the significant benefits of the software, 100% of its users are reference accounts.

The consideration for the Assets and Intellectual Property Rights was 1,500,000 shares of the Crown Nevada (formerly Link) common stock.

Legal Proceedings

      Neither Crown Nevada (formerly Link) nor its subsidiary, nor any of their property, is the subject of any material pending legal proceeding.

Market Price and Dividends

      Shares of Crown Nevada (formerly Link) common stock have been quoted and traded from time to time on the Over-the-Counter Bulletin Board since June 19, 2003. The following table sets forth the reported closing prices for such shares during the periods specified.

2003 Quarter                                                High          Low
------------                                               -----         -----

June 19 - June 30                                          $3.04         $0.20

Third Quarter                                              $0.70         $0.15

Fourth Calendar Quarter                                    $2.50         $1.46

2004

January 1 - February 25                                    $2.15         $1.46

The high and low bid prices for such shares on February 25, 2004 were $1.80 and $1.40, respectively.

      Crown Nevada (formerly Link) has not paid any dividends and had no ability to do so.

             Information About Crown Medical Systems, Inc. Delaware

Business

      Crown Delaware, incorporated under the laws of Delaware on July 20, 2001, provides to hospitals, clinics and physician offices turnkey software, hardware, encryption, installation services, on-site training, on-site technical service and 24/7 help desk support required to comply with the Health Insurance Portability and Accountability Act of 1996 (HIPAA).

      Crown Delaware provides products and services to hospitals, clinics and physician offices through national distribution agreements with five specific service providers. We offer an integrated healthcare hardware and software solution to identify and meet the specific needs of customers in assessing and implementing HIPAA compliance. The five service providers are:

      MD Paper Free. A proprietary product owned by Crown Nevada (formerly Link) provides software for managing an electronic medical records system for patient chart notes, x-rays, laboratory reports, EKGs, vital statistics and medications that is accessible through wireless internet technology; the system also is able to generate patient printouts, including prescriptions, hospital admission documents and physician correspondence, as well as to generate HIPAA compliant patient bills.

      MedStar Systems, LLC provides practice management and billing systems.

      Catalyst Resource Group, Inc. provides network installation and management as well as encryption hardware and software to ensure privacy and security of patient data transmitted from a healthcare facility to an off-site central database. Its network permits transmission of high resolution digital imaging, including CAT scans, MRI, ultrasound imaging and digital x-rays.

      Forest Medical provides ambulatory monitoring products used to evaluate treatment protocols when patients are going about their normal activities

      Easy Business Software provides seamless connectivity between billing and scheduling programs utilized by a physician's office.

      Study Corp. provides a series of research tools to facilitate conducting multi-center studies.

      Crown conducts marketing activities to healthcare professional in the United States through its own sales forces and licensed territorial distributors, as well as its officers and directors.

Directors and Officers of Crown.

      The directors and officers of Crown Delaware are:

      Brian D. Knight, age 54, has been chief executive officer of Crown since February 2003; he served as president from July 2001 to April 2003 and executive vice president from April 2002 to February 2003. Prior to joining Crown in July 2001, since September 1998, Mr. Knight was a self-employed consultant involved with medical software sales. He has served as a director since July 2001.

      James A. Sterling, age 57, has been executive vice president of Crown since February 2003. Mr. Sterling was Vice President of Turney Systems (information processing) from July 2000 to April 2002 and sales manager of W. Silver, Inc. (recycling) from May 1998 to July 2000. He has served as a director since July 2001.

      Jerry S. Wayt, age 67, has served as a director of Crown since July 2001 and as president and corporate secretary since February 2003; he served as secretary and treasurer from July 2001 to April 2002 and president and treasurer from April 2002 to February 2003. Mr. Wayt has been the owner of Mid-Atlantic Travel Corp. (travel agency) since 1998.

      Bobby H. Stanley, age 65, has served as a director of Crown since September 2003. He has been self-employed in the real estate business since 1960.

      G. Paul Marshall, age 41, has served as a director of Crown since September 2003. He has been a self-employed business consultant since 1987.

      Dr. Laurence Watkins, age 58, a cardiologist, has served as a director Crown since September 2003. He was a cardiologist with Martin Memorial Health Systems from April 1996 to September 2000 and with Healthy Heart Center since October 2000, where he is director of medical office cardiology.

      By virtue of their efforts in founding and organizing the business of Crown, Messrs. Knight, Sterling and Wayt may be deemed "founders" or "promoters" of Crown.

                Management's Discussion and Analysis of Financial
                       Condition and Results of Operation

      In reading the following Management's Discussion and Analysis, you should refer to the financial information for Crown for the last fiscal year ended December 31, 2002 and the interim period ended November 30, 2003 under "Selected Financial Data" in the "Summary of the Proxy Statement/Prospectus."

      Crown Delaware is (and New Crown will be) a national organization that offers a "total solution" within the hospital, clinic and physician office markets in the area of electronic medical records, patient billing/practice management, document and image security and practice surveillance, as set forth in HIPAA guidelines. Our "total solution" is comprised of all software, hardware, encryption, secure communications, installation services, on-site training, national on-site technical service and national 24/7 help desk support required to provide total security for patient and insurance information.

      Our "total solution" includes software systems available both a stand-alone solutions able to be installed at any customer location or hosted solutions through our IBM AS400 server farm, certified as HIPAA compliant, located at our national technical center. It also includes our full line of IBM secure servers, workstations and wireless laptops.

      During 2004 and 2005, we plan to market aggressively our "total solution" to the many providers who have not yet - and must - deal with the security and privacy issues represented by HIPAA mandates.

                             Solicitation of Proxies

      This proxy statement/prospectus is being furnished to the shareholders of Crown Delaware in connection with the solicitation of proxies by and on behalf of the board of directors of Crown Delaware, for use at the special meeting of shareholders to be held March __, 2004, to consider and act upon the proposed merger of Crown Delaware and Crown Nevada (formerly Link Media Publishing Ltd.) The cost of the solicitation will be borne by Crown Delaware. In addition to the solicitation of proxies by use of the mails, we may use telephone and other personal contact. Such solicitation will be made by regular employees of Crown Delaware, including directors and officers, without additional compensation.

      Upon the merger's becoming effective, Crown Delaware will be merged with and into Crown Nevada (formerly Link), with Link as the surviving corporation.

Time, Date and Place of Meeting

      The special meeting will be held at 1215 Jones Franklin Road, Suite 202 Raleigh, North Carolina, 27606 at 10:00 AM (local time) on March __, 2004.

Purposes of the Meeting

      The special meeting has been called for the purpose of considering and acting upon the proposed merger of Crown Delaware with and into Crown Nevada (formerly Link), with Crown Nevada (formerly Link) as the surviving corporation, and of transacting such other business as may properly come before the meeting.

Dissenters' Rights of Appraisal

      If you dissent from approval of the proposed merger in accordance with
Section 262 of the Delaware General Corporation Law, you may be entitled to the fair value of your shares of Crown Delaware stock as provided in that statutory section. If you are a dissenting shareholder who wishes to exercise your appraisal rights, you must comply with all the provisions of Section 262, a copy of which is attached as Appendix II and summarized below.

      Any shareholder who perfects his appraisal rights and who neither votes in favor of the merger nor consents thereto shall be entitled to an appraisal by the Court of Chancery of the fair value of his/her shares.

      A dissenting shareholder must demand appraisal of his/her shares, in writing delivered to Crown Delaware before the vote is taken at the meeting. A proxy against the merger does not constitute the required written demand. Within 10 days of the effective date of the merger, Crown Nevada (formerly Link), as the surviving corporation, by certified or registered mail, return receipt requested, will notify each shareholder who has delivered the required written demand and not voted in favor of or consented to the merger that the merger has become effective.

      Within 120 days of the effective date of the merger, either the surviving corporation or the dissenting shareholder may petition the Court of Chancery demanding a determination of the value of the shares of all dissenters. However, within 60 days of the effective date, a dissenting shareholder may withdraw his demand for appraisal and accept the terms offered upon the merger. Within 120 days of the effective date, upon written request, a dissenting shareholder shall be entitled to receive from the surviving corporation a statement setting forth the aggregate number of shares not voted in favor of the merger and which have demanded appraisal and the aggregate number of dissenting shareholders. The surviving corporation shall mail the written statement within 10 days of receipt of the written request.

      Within 20 days after service of a dissenting shareholder's filing in the Court of Chancery, the surviving corporation shall file in the office of the Register in Chancery a verified list containing the names and addresses of all dissenting shareholders who have demanded appraisal rights and with whom agreement as to the fair value of their shares has not been reached. The hearing on the petition for the fair value of the shares shall be held upon one week's notice. The Court shall determine the shareholders entitled to an appraisal and shall determine the fair value of their shares, together with a fair rate of interest and shall direct payment of the fair value of the shares, together with any interest, by the surviving corporation. The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable.

Security Ownership, Voting and Vote Required

      Each shareholder has one vote for each share of common stock registered in his/her name. The proposed merger must be approved by the holders of a majority of the issued and outstanding shares, voting in person or by proxy, at the meeting.

      As of the record date, there were 21,000,000 issued and outstanding shares of common stock entitled to notice of and to vote at the special meeting. As of the record date, March __, 2004, to the knowledge of Crown Delaware, the following persons were directors, executive officers or beneficial owners of more than 5% of its issued and outstanding shares:

--------------------------------------------------------------------------------
Title of Class          Name and Address        Amount and Nature      Percent
                        Of Beneficial Owner     Of Beneficial Owner    Of Class
--------------------------------------------------------------------------------
Common Stock            James A Sterling             3,500,000           16.67%
                        6724 Amposta Drive
                        El Paso, TX 79912
--------------------------------------------------------------------------------
                        Brian Knight                 3,500,000           16.67%
                        106 Shadow Bend Lane
                        Cary, NC 27511
--------------------------------------------------------------------------------
                        Bobby Stanley                  545,000            2.60%
                        PO Box 1752
                        Smithfield, NC 27577
--------------------------------------------------------------------------------
                        Jerry S. Wayt                3,500,000           16.67%
                        860 Showers Lane
                        Martinsburg, WV 25401
--------------------------------------------------------------------------------
                        Laurence Watkins               100,000            0.48%
                        1801 SE Hillmoor Drive
                        Port Saint Lucie
                        Florida 34952-7553
--------------------------------------------------------------------------------
                        G. Paul Marshall                   -0-              -0-
                        6644 N. Ocean Blvd.
                        Ocean Ridge, FL 33435
--------------------------------------------------------------------------------
                                                    11,145,000            53.7%
--------------------------------------------------------------------------------

      A person giving a proxy has the power to revoke it at any time before it is voted by any of the following actions: the submission of a written revocation, the return of a subsequently dated proxy or personally voting at the special meeting.

Management After the Merger

      If the merger is approved, the following persons will serve as directors:
Messrs. Knight, Sterling, Wayt, Stanley, Marshall and Watkins.

      If the merger is approved, the following persons will serve as officers:
Mr. Knight, President, Mr. Sterling, Executive Vice President, and Mr. Wayt, Secretary and Treasurer.

      Compensation. Neither Mr. Knight, who is expected to serve as chief executive officer of New Crown, nor either Messrs. Sterling or Wayt, who are expected to serve as Executive Vice President and Secretary and Treasurer, respectively, is expected to receive total annual salary and bonus in excess of $100,000; none of them received total annual salary and bonus in excess of $100,000 as executive officers of Crown Delaware during its last fiscal year.

      Crown Delaware did not maintain any stock option during its last fiscal year and it is not expected that any stock option or similar plan will be maintained after the merger. Crown maintains group health, hospitalization and medical reimbursement plans that were available generally to all salaried employees and did not discriminate in favor of directors or executive officers and it is expected that similar plans will be maintained after the merger.

      Certain Relationships and Related Transactions. None of the directors or executive officers of Crown Delaware had a direct or indirect material interest in any transaction with Crown Delaware during the last two years and none of the persons who will serve as directors or executive officers after the merger has a direct or indirect material interest in any proposed transaction with the surviving corporation.

      Shareholder Proposals. If you are submitting a shareholder proposal for New Crown's next annual meeting, for which no date has been selected, the deadline is a reasonable time before New Crown begins to print and mail its proxy materials.

      ALL CROWN DELAWARE SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING. The proposed merger is a matter of great importance to Crown Delaware. The votes of all shareholders are important, regardless of the number of shares owned. WHETHER OR NOT YOU WILL ATTEND THE SPECIAL MEETING, IT IS VERY IMPORTANT THAT YOUR VOTES ARE REPRESENTED. THEREFORE, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED POSTAGE PREPAID, PRE-ADDRESSED ENVELOPE.

                                        Respectfully submitted,
                                        Brian Knight, President
                                        Crown Medical Systems, Inc.
                                        6006 N. Mesa, Suite 709
                                        El Paso, Texas 79912

                           CROWN MEDICAL SYSTEMS, INC.


                          INTERIM FINANCIAL STATEMENTS


                                November 30, 2003

Donald L. Abrecht
Certified Public Accountant
--------------------------------------------------------------------------------
                                                           102 North Main Street
                                                                    P.O. Box 156
                                                             Woodsboro ,MD 21798
                                                              301-845-2312 Phone
                                                                301-845-4672 Fax
                                                                dlacpa@erols.com

December 18, 2003
February 25, 2004 [for notes 9 and 10]

Crown Medical Systems, Inc.
860 Showers Lane
Martinsburg, WV  25401

To The board of directors Crown Medical Systems, Inc.

      I have audited the accompanying balance sheets of Crown Medical Systems, Inc., as of November 30, 2003, December 31, 2002 and December 31, 2001 and the related statements of operations, changes in stockholders' equity (deficit) and cash flows for the period January 1, 2003 to November 30, 2003, the year ended December 31, 2002 and the period from July 13, 2001 (inception) to December 31, 2001. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audits in accordance with auditing standards generally accepted in the United States. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material aspects, the financial position of Crown Medical Systems, Inc as of November 30, 2003, December 31, 2002 and 2001and the results of its operations and its cash flows for the period January 1, 2003 to November 30, 2003, the year ended December 31, 2002 and the period from July 13, 2001 (inception) to December 31, 2001 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 9 to the financial statements, the Company has a net loss of $866,415 and a negative cash flow from operations of $853,273 for the period ended November 30, 2003. The Company has a working capital deficiency of $810,839 and a stockholders' deficiency of $718,892 as of November 30, 2003. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plan in regards to these matters is also described in Note 9. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



Donald L. Abrecht
Certified Public Accountant

                           CROWN MEDICAL SYSTEMS, INC.
                                  BALANCE SHEET

                                                           November 30,   December 31,   December 31,
                                                              2003            2002          2001
=====================================================================================================
                                     ASSETS

CURRENT ASSETS
      Cash                                                $   144,779      $  39,206      $    239
      Refundable deposits                                       3,300
      Subscriptions receivable                                  7,500
-----------------------------------------------------------------------------------------------------
                                                              148,079         39,206         7,739
-----------------------------------------------------------------------------------------------------

NOTES RECEIVABLE (Note 6)                                      60,000

FIXED ASSETS
      Office Equipment                                         40,592          9,051
      Less:  Accumulated Depreciation                           8,735          1,293
-----------------------------------------------------------------------------------------------------
                                                                              31,857         7,758

                                                          $   239,936      $  46,964      $  7,739
=====================================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
      Due to Officers and Directors (Note 4)              $    14,827
      Notes Payable (Note 7)                                  949,918         80,000
      Customer Deposits (Note 8)                                9,000             --            --
-----------------------------------------------------------------------------------------------------
                                                              958,918         80,000        14,827
-----------------------------------------------------------------------------------------------------

GOING CONCERN CONTINGENCY (Note 9)

STOCKHOLDERS' EQUITY
      Capital Stock
         Common Stock, $0.001 par value, 25,000,000
         (2002-20,000,000; 2001 -15,000,000)
         authorized
         20,000,000 (2002 - 18,150,000; 2001 -                 20,000         18,150         5,000
         5,000,000) shares issued and outstanding
      Additional paid-in capital                              492,969        314,350
      Capital Stock Subscribed                                  7,500
      Deficit                                              (1,231,951)      (365,536)      (19,588)
-----------------------------------------------------------------------------------------------------

                                                             (718,982)       (33,036)       (7,088)
-----------------------------------------------------------------------------------------------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY
                                                          $   239,936      $  46,964      $  7,739
=====================================================================================================

Read accompanying notes to financial statements.

                           CROWN MEDICAL SYSTEMS, INC.
                         INTERIM STATEMENT OF OPERATIONS

                                                          Eleven month    Twelve month      Five month
                                                          period ended    period ended    period ended
                                                          November 30,    December 31,    December 31,
                                                                  2003            2002            2001
======================================================================================================
REVENUE                                                   $   100,193     $    17,680     $       --
------------------------------------------------------------------------------------------------------

OPERATING EXPENSES
      Auto expense                                             37,188           6,123          8,114
      Advertising                                              20,728           8,549
      Bad debts                                                 7,500
      Business meals                                           11,464           2,292
      Consulting fees                                         336,812         250,450
      Depreciation                                              7,442           1,293
      Equipment rental                                         25,441           9,014
      Insurance                                                15,492             113
      Installation expense                                      1,420           9,155          6,250
      Interest expense                                         28,800
      Meeting expense                                           2,031           1,190
      Office expense                                           21,699           6,791          1,196
      Professional Fees                                        35,184           3,455
      Rent                                                     30,089           8,050
      Salaries - officers                                     231,500
      Supplies and Materials                                   21,633
      Taxes - payroll                                          18,933
      Travel expense                                           88,946          48,799          2,414
      Taxes, licenses and fees                                  4,821             182
      Telephone and utilities                                  19,485           8,202          1,614
------------------------------------------------------------------------------------------------------


Total operating expenses                                      966,608         363,628         19,588
                                                          --------------------------------------------


NET LOSS FOR THE PERIOD                                       866,415         345,948         19,588

DEFICIT - Beginning of period                                 365,536          19,588             --
------------------------------------------------------------------------------------------------------

DEFICIT - End of period                                   $1,231,951.     $   365,536     $   19,588
======================================================================================================

BASIC NET LOSS PER SHARE                                  $      0.06     $      0.03     $     0.00
======================================================================================================

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                 19,075,000      11,575,000      5,000,000
======================================================================================================

Read accompanying notes to financial statements.

                           CROWN MEDICAL SYSTEMS, INC.
              INTERIM STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY


                                               Common Stock
                                          -----------------------                     Additional
                                             Share       Amount        Subscriptions  Paid In       Accumulated
                                          -----------------------      Receivable     Capital       Deficit         Total
   Issuance of common stock for            5,000,000         5,000                                                     5,000
cash at $.001 per share - July 2001
    Subscription Receivable                    7,500         7,500
   Net Loss for the period July 13, 2001          --            --            --       (19,588)        (19,588)
  (inceptions) to December 31, 2001
----------------------------------------------------------------------------------------------------------------------------
BALANCE - December 31, 2001                5,000,000         5,000         7,500       (19,588)         (7,088)
  Issuance of common stock for            13,150,000        13,150                      (7.500)        314,350       320,000
cash at $.025 per share
   Net Loss for the year ended                                                                        (345,948)     (345,948)
December 31, 2002
----------------------------------------------------------------------------------------------------------------------------
BALANCE - December 31, 2002               18,150,000        18,150            --       314,350        (365,536)      (33,036)
  Issuance of common stock for             1,850,000         1,850       178,619       180,469
cash at $0.098 per share
  Net Loss for the eleven months ended                                                                (866,415)     (866,415)
 November 31, 2003
----------------------------------------------------------------------------------------------------------------------------
BALANCE - November 30, 2003               20,000,000        20,000            --       492,969      (1,231,951)      718,982
----------------------------------------------------------------------------------------------------------------------------

Read accompanying notes to financial statements.

                           CROWN MEDICAL SYSTEMS, INC.
                         INTERIM STATEMENT OF CASH FLOWS

                                                       Eleven month    Twelve month       Five month
                                                       period ended    period ended     period ended
                                                       November 30,    December 31,     December 31,
                                                               2003            2002             2001
----------------------------------------------------------------------------------------------------
CASH FOWS FROM OPERATING ACTIVITIES
      Net Loss                                            $(866,415)      $(345,948)     $ (19,588)
----------------------------------------------------------------------------------------------------

ADJUSTMENT TO RECONCILE NET LOSS TO NET CASH
PROVIDED BY OPERATING ACTIVITIES

      Increase in customer deposits                           9,000.
      Increase in refundable deposits                        (3,300)
      Depreciation                                            7,442           1,293
      Increase (Decrease) in accounts payable               (14,827)         14,827
----------------------------------------------------------------------------------------------------
                                                             13,142         (13,534)        14,827
----------------------------------------------------------------------------------------------------
NET CASH USED BY OPERATING ACTIVITES                       (853,273)       (359,482)        (4,761)
----------------------------------------------------------------------------------------------------

CASH FLOWS FROM OTHER ACTIVITIES                            327,500
      Stock sale proceeds                                   180,469         327,500          5,000
      Purchase of equipment                                 (31,541)         (9,051)
      Loan proceeds                                         869,918          80,000
      Increase in notes receivable                          (60,000)
----------------------------------------------------------------------------------------------------
NET CASH PROVIDED FROM OTHER ACTIVITIES                     958,846         398,449          5.000
----------------------------------------------------------------------------------------------------

NET INCREASE (DECREASE) IN CASH                             105,573          38,967            239

Cash - Beginning of Period                                   39,206             239
----------------------------------------------------------------------------------------------------

Cash - End of Period                                        144,779          39,206            239
====================================================================================================

Read accompanying notes to financial statements.

                           CROWN MEDICAL SYSTEMS, INC.
                      NOTES TO INTERIM FINANCIAL STATEMENTS
                                November 30, 2003
================================================================================

Note 1 - ORGANIZATION

      Crown Medical Systems, Inc. was incorporated on July 20, 2001 under the laws of the State of Delaware and has a fiscal year ending December 31. At the current state of development, the Company can and intends to offer its customers a total solution within the hospital, clinic, and physician office markets in the area of electronic medical record management and security.

      The company has three operating locations:

(1)   Corporate Administrative Offices in Martinsburg, West Virginia,

(2)   Corporate offices and National Service Center in El Paso, Texas and

(3)   Sales, Marketing and Support offices in Raleigh, North Carolina


Note 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Basis of Presentation

      Results of operations for the interim periods are not indicative of annual results.

      Method of Accounting

      For financial reporting purposes the company recognizes revenues and expenses on the accrual method of accounting.

      Revenue Recognition

      We recognize revenues in accordance with the provisions of Statement of Position, or SOP, No. 97-2, "Software Revenue Recognition," as amended by SOP 98-9 and clarified by Staff Accounting Bulletin, or SAB, 101 "Revenue Recognition in Financial Statements." SOP No 97-2, as amended, generally requires revenue earned on software arrangements involving multiple elements to be allocated to each element based on the relative fair values of those elements.

      Our contractual arrangements are evaluated on a contract-by-contract basis and often require judgment and estimates that affect the timing of revenue recognized in our statements of operations. Specifically, we may be required to make judgments about:

            o whether the fees associated with our products and services are fixed or determinable;

            o     whether or not collection of our fees is reasonably assured;

            o whether professional services are essential to the functionality of the related software product;

            o whether we have the ability to make reasonably dependable estimates in the application of the percentage-of-completion method; and

            o whether we have verifiable objective evidence of fair value for our products and services.

      We generally contract under multiple element arrangements, which include software license fees, hardware and services including implementation, consulting and software maintenance. Under these arrangements, where vendor-specific objective evidence exists for all undelivered elements, we account for the delivered elements in accordance with the "residual method." Under the residual method, we allocate revenue to each element in a multiple element arrangement based on the element's respective fair value, with the fair value determined by the price charged when that element is sold separately. For arrangements in which vendor-specific objective evidence does not exist for each element, including specified upgrades, revenue is deferred and not recognized until delivery of all of the elements without vendor-specific objective evidence has occurred.

      We enter into long-term multiple element arrangements in which we provide our customers with comprehensive technology solutions. These arrangements typically include multiple software products (including the right to future products within the suites purchased), implementation and consulting services, maintenance, and, where desired by the customer, outsourcing and remote hosting services. These contracts generally provide for monthly or annual payments over the term of the contracts, which typically range from three to five years. We generally recognize revenues under these arrangements on a monthly basis evenly over the term of the contract.

      For arrangements bundled with services and maintenance where such services are considered essential to the functionality of the software and provide for payments upon the achievement of implementation milestones, we recognize revenues using the percentage of-completion method, following the guidance in the AICPA Statement of Position No. 81-1, or SOP 81-1, Accounting for Performance of Construction-Type and Certain Production-Type Contracts. Under the percentage-of-completion method, revenues are recognized based upon the proportion of labor hours incurred in relation to the total labor hours estimated under the agreement. Determining factors for percentage-of-completion include the nature of services required and the provision for payments of software and services upon the achievement of implementation milestones. Under the percentage-of-completion method, revenue and profit are recognized throughout the term of the contract, based upon estimates of the total labor hours to be incurred and revenues to be generated throughout the term of the contract. Changes in estimates of total labor hours and the related effect on the timing of revenues and profits are recognized in the period in which they are determinable. Accordingly, changes in these estimates could occur and could have a material effect on our operating results in the period of change.

      Estimates

      Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenue and expenses. Accordingly, actual results could vary from the estimates that were assumed in preparing the financial statements.

      Computer and Office Equipment

      Computer and office equipment are recorded at cost. Expenditures for major betterments and additions are capitalized while replacements, maintenance and repairs, which do not improve or extend the life of the respective assets, are expensed.

      Depreciation is computed by the straight-line method over estimated useful lives of five years

      Income Taxes

      Prior to February 10, 2003, the financial statements of the Company did not include a provision for Income Taxes because the taxable income of

      Crown Medical Systems, Inc. (Delaware) was included in the Income Tax Returns of the Stockholders under the Internal Revenue Service "S" Corporation elections.

      In connection with the investment in shares by Corporate entities, and the proposed reverse takeover of Link Media Publishing Ltd., the Company is no longer treated as a chapter "S" Corporation for Income Tax purposes.

      The Company will be subject to federal and state income taxes and will recognize deferred taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). SFAS No. 109 requires companies subject to income taxes to adjust their deferred tax assets and liabilities based on temporary differences between financial statement and tax bases of assets and liabilities using enacted tax rates in effect in the year in which the differences are expected to reverse. Based upon temporary differences existing as of December 31, 2002 and November 30, 2003, the net deferred income tax assets are insignificant individually and in total.

      A valuation allowance is provided against deferred income tax assets in circumstances where management believes recoverability of a portion of the assets is not reasonably assured.

      (Loss) Per Share

      (Loss) per share is computed by dividing net (loss) for the year by the weighted average number of shares outstanding.

      Comprehensive Income

      SFAS No. 130, "Reporting Comprehensive Income" establishes standards for reporting and presentation of changes in stockholders' equity resulting from non-owner sources. Comprehensive income is the total of net income
      (loss) and other comprehensive income. For the Company, other comprehensive income is comprised entirely of foreign currency translation adjustments.

      Statement of Cash Flows

      For purposes of this statement the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Note 3 - RECENT ACCOUNTING PRONOUNCEMENTS

      In April 200, the FASB issued SFAS No. 145, "Rescission of FASB Statements Nos. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." Among other things, this statement rescinds SFAS No. 4, "Reporting Gains and Losses from Extinguishment of Debt" (SFAS No. 4), which required all gains and losses from extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, net of the related income tax effect. As a result, the criteria in Accounting Principles Board Opinion No. 30, "Reporting the Results of the Operations-Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," which requires gains and losses on extinguishments of debt to be classified as income or loss from continuing operations, will now be applied. We adopted this new standard effective January 1, 2003 and it did not have a significant effect on our financial position, results of operations or cash flows.

      In June 2002, the FASB issued SFAS No. 146,"Accounting for Costs Associated with Exit or Disposal Activities." SFAS 146 addresses significant issues relating to the recognition, measurement, and reporting of costs associated with exit and disposal activities, including restructuring activities, and nullifies the guidance in EITF 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." We adopted this new standard effective January 1, 2003 and it did not have a significant effect on our financial position, results of operations or cash flows.

      In November 2002, the FASB issued SFAS Interpretation No. 45 ("FIN 45"), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, an interpretation of FASB Statements No. 5, 57, and 107 and Rescission of FASB Interpretation No. 34." FIN 45 clarifies the requirements of SFAS No. 5, "Accounting for Contingencies," relating to the guarantor's accounting for, and disclosure of, the issuance of certain types of guarantees. The disclosure provisions of the interpretation are effective for financial statements of periods that end after December 15, 2002 and we have adopted the disclosures requirements. However, the provisions for initial recognition and measurement are effective on a prospective basis for guarantees that are issued or modified after December 31, 2002. The adoption of FIN 45 did not have a significant effect on our financial position, results of operations or cash flows.

      In December 2002, the FASB issued SFAS 148, "Accounting for Stock Based Compensation-Transition and Disclosure-an Amendment to SFAS 123." SFAS 148 provides two additional transition methods for entities that adopt the preferable method of accounting for stock based compensation. Further, the statement requires disclosure of comparable information for all companies regardless of whether, when, or how an entity adopts the preferable, fair value based method of accounting. These disclosures are not required for interim periods in addition to the traditional annual disclosure. The amendments to SFAS 123, which provides for additional methods, are effective for periods beginning after December 15, 2002, although earlier application is permitted. The amendments to the disclosure requirements are required for financial reports containing condensed financial statements for interim periods beginning after December 15, 2002.

      In January 2003, the FASB issued SFAS Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities." FIN 46 expands upon existing accounting guidance that addresses when a company should include in its financial statements the assets, liabilities, and activities of a variable interest entity. The consolidation requirements of FIN 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim period beginning after December 15, 2003. The adoption of FIN 46 did not have a significant effect on our financial position, results of operations or cash flows.

Note 4 - RELATED PARTY TRANSACTIONS

      Office premises have been provided to the Company by a corporate officer at no cost to the company.

      Accounts Payable of $14,827 due to Officers and Directors at December 31, 2001 consists of unreimbursed corporate expenses.

Note 5 - COMMITMENTS

      The Company leases its office facility and certain equipment under operating leases that expire at various dates through March 31, 2008.

      Future minimum lease payments as of November 30, 2003 are as follows:

      Year ending
      2004                       $ 42,783
      2005                         32,596
      2006                         14,483
      2007                         14,483
      2008                           3,621
                                 ---------
                                 $107,966



      Rent expense was approximately $30,780 for the eleven months ended November 30, 2003 ($8,050 for the year ended December 31, 2002, and $Nil for the year ended December 31, 2001)).


NOTE 6 - NOTES RECEIVABLE

      Notes Receivable at November 30, 2003 are comprised of

      Advances to two of its distributors to assist the Distributors in marketing the Crown Medical solution. The advances are interest
      free, to be repaid out of future sales                             $15,000

         Advance to Software Solution Provider, interest free, to
         be offset against future purchases                               45,000
                                                                         -------
                                                                         $60,000

NOTE 7 - NOTES PAYABLE


      The company has received loans to satisfy working capital requirements from shareholders of the Company. Of the amount outstanding at November 30, 2003,

      (1) $80,000 received from two shareholders is unsecured, repayable to the note holder upon the receipt of payment from the first HUD Hospital installation or on the completion of any merger arrangements is payable on demand and bears interest at 5% per annum.

      (2) $869,918 due to a group of five shareholders is unsecured, non-interest bearing and has no specific terms of repayment


NOTE 8 - CUSTOMER DEPOSITS

      Customer deposits represent funds received from customers pending delivery of the Crown Solution. These funds are interest free and are not segregated.

NOTE 9 - GOING CONCERN

      The accompanying financial statements have been presented on the basis of the continuation of the Company as a going concern. As reflected in the financial statements, the Company has incurred an operating loss of

      $866,415 for eleven months ended November 30, 2003 and has an accumulated deficit of $1,231,951 as of November 30, 2003. Since inception, the Company has been dependent upon the receipt of capital investment or other financing to fund its continuing activities. In addition to the normal risks associated with a new business venture, there can be no assurance that the Company's product deployment will be successfully completed or that it will be a commercial success. Further, the Company is dependent upon certain related parties to provide continued funding and capital resources.

      These conditions create an uncertainty as to the Company's ability to continue as a going concern. With the Company's successful commercialization of its Health Care Solutions, management believes that it will be able to become successful and profitable. The ability of the Company to continue as a going concern is dependent upon the success of this action. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

      Subsequent to November 30, 2003 the Company raised $1,000,000 in proceeds from the sale of 1,000,000 of its shares.

NOTE 10 - SUBSEQUENT EVENTS


      (i)   LINK MEDIA PUBLISHING LTD.

            On September 3, 2003, the Company executed an Agreement and Plan of Merger (the "Agreement") with Link Media Publishing Ltd. ("Link"). This Agreement takes precedent over the Share Purchase Agreement executed June 20, 2003. Link is a development state, Public company. The Agreement and Plan of Merger is subject to approval of the shareholders of Crown Medical Systems, Inc. In connection with this transaction, Link changed its name to Crown Medical Systems, Inc. effective December 18, 2003.

            The terms of the agreement provide inter alia for:

      (a) Share Split - the current and outstanding shares of Link are to be split on a five for one basis. The 5:1 split took place on July 14, 2003.

      (b) Disposal of B2B - as a condition precedent to the acquisition of Crown Medical Systems, Inc., Link will dispose of its interest in B2B to two Directors of the Company in exchange for 2,600,000 (13,000,000 post split) restricted common shares issued as consideration for the acquisition of the B2B.

            The Company will cancel the re-acquired shares, and the B2B nominated will resign. The Company will incur a gain of approximately $2,500 on the de-acquisition of B2B.

      (c) Re Purchase of Shares - Link will acquire for treasury, 2,000,000 (10,000,000 post split) restricted common shares from a director for nominal consideration.

      (d) Merger - each current Link shareholder will receive one new share for each share they held in the Company.

      (e) Acquisition of Crown Medical Systems, Inc. - the current Crown shareholders will receive 16,500,000 post split Link shares as consideration for the acquisition, on the basis of 0.7857 new share for each one current Crown share of which 6,500,000 will be newly issued and 10,000,000 will come from the treasury shares acquired from a Link Director as more fully described in 8 (c) above. These shares will be restricted for a period of one year.

      (f) Preferred Shares - Link has also agreed to issue 5,000,000 non-voting, non-participating preferred shares to the Crown management, convertible into common shares of the Company, on a one for one basis, upon the booking of $10,000,000 of sales revenue in any twelve-month period.

      (g) Options - Certain key employees and consultants of Crown will be granted a total of 1,500,000 options to acquire shares of Link common stock at a price of $0.75 per share for a period of 60 months.

Upon completion of the transactions described above the former shareholders of Crown will own approximately 65% (52% on a diluted basis) of the common shares of the Company. As there will be a change in control of Link, the transactions will be accounted for as a reverse merger.

      (ii)  MD PAPERFREE

Effective January 28, 2004 the Company entered into an exclusive distribution agreement with Link, to market and sell the electronic medical record product known as "MD PaperFree" in return for a royalty of 12% of sales.

                           CROWN MEDICAL SERVICES INC.
                      (Formally Link Media Publishing Ltd.)

                          (a development stage company)

                    INTERIM CONSOLIDATED FINANCIAL STATEMENTS

                                NOVEMBER 30, 2003

                                   (Unaudited)

CONSOLIDATED BALANCE SHEETS

INTERIM CONSOLIDATED STATEMENTS OF OPERATIONS

INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

                           CROWN MEDICAL SERVICES INC.
                      (Formerly Link Media Publishing Ltd.)
                          (a development stage company)
                           CONSOLIDATED BALANCE SHEETS

                                                                                          November 30,  February 28,
                                                                                             2003          2003
====================================================================================================================
                                                                                          (Unaudited)
ASSETS

CURRENT ASSETS
   Cash                                                                                    $     665      $  3,372
   Accounts receivable                                                                         3,870         5,210
   Other receivables                                                                              --           723
--------------------------------------------------------------------------------------------------------------------

                                                                                               4,535         9,305

EQUIPMENT                                                                                        590           695
GOODWILL (Note 4)                                                                                 --            --
--------------------------------------------------------------------------------------------------------------------

                                                                                           $   5,125      $ 10,000
====================================================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY (CAPITAL DEFICIENCY)

CURRENT LIABILITIES
   Accounts payable                                                                        $  12,990             $
                                                                                                             6,782
     Loans payable                                                                             4,000            --
--------------------------------------------------------------------------------------------------------------------

                                                                                              16,990         6,782
--------------------------------------------------------------------------------------------------------------------

GOING CONCERN CONTINGENCIES (Note 1)

STOCKHOLDERS' EQUITY (CAPITAL DEFICIENCY)
   Capital stock (Note 5)
      Common stock, $0.001 par value, 70,000,000 shares authorized Preferred stock, $0.001 par value, 5,000,000 shares authorized 31,951,835 post-split common shares issued and outstanding
          (February 28, 2002 - 6,100,000 shares)                                               6,390         6,390
     Additional paid-in capital                                                               86,820        86,820
Other comprehensive income (loss)                                                             (1,026)       (1,165)
Deficit                                                                                     (104,049)      (88,827)
--------------------------------------------------------------------------------------------------------------------

                                                                                             (11,865)        3,218
--------------------------------------------------------------------------------------------------------------------

                                                                                           $   5,125      $ 10,000
====================================================================================================================

          The accompanying notes are an integral part of these interim consolidated financial statements

                           CROWN MEDICAL SERVICES INC.
                      (Formerly Link Media Publishing Ltd.)
                          (a development stage company)
                  INTERIM CONSOLIDATED STATEMENTS OF OPERATIONS

                                   (Unaudited)

                                                            Three month        Nine month       Three month        Nine month
                                                           period ended      period ended      period ended      period ended
                                                           November 30,      November 30,      November 30,      November 30,
                                                                   2002              2002              2003              2003
=============================================================================================================================
REVENUE                                                    $         --      $     16,470      $        946      $        946
-----------------------------------------------------------------------------------------------------------------------------

GENERAL AND ADMINISTRATIVE EXPENSES
   Bad debts                                                     10,680            10,680               354               647
   Commissions                                                       --               558                --                --
   Consulting fees                                                  886             6,386                --                --
   Office and general                                             3,316            13,390             1,568             6,997
   Printing, design and distribution                                381             4,942                --                --
   Professional fees                                              6,110            18,647             1,962             8,524
   Travel and promotion                                              22             1,288                --                --
-----------------------------------------------------------------------------------------------------------------------------

                                                                 21,395            55,891             3,884            16,168
-----------------------------------------------------------------------------------------------------------------------------

NET LOSS FOR THE PERIOD                                    $    (21,395)     $    (39,421)     $     (2,938)     $    (15,222)
=============================================================================================================================

BASIC NET LOSS PER SHARE                                   $      (0.00)     $      (0.00)     $      (0.00)     $      (0.00)
=============================================================================================================================

WEIGHTED AVERAGE COMMON SHARES
      OUTSTANDING                                            31,951,835        31,951,835        31,951,835        31,951,835
=============================================================================================================================

The accompanying notes are an integral part of these interim consolidated financial statements

                           CROWN MEDICAL SERVICES INC.
                      (Formerly Link Media Publishing Ltd.)
                          (a development stage company)
                  INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS

                                   (Unaudited)

                                                                                              Nine month    Nine month
                                                                                             period ended  period ended
                                                                                             November 30,  November 30,
                                                                                                 2002          2003
=======================================================================================================================
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss for the period                                                                      $(39,421)     $(15,222)
  Adjusted for item not involving cash:
         depreciation                                                                                --           105
-----------------------------------------------------------------------------------------------------------------------
                                                                                                (39,421)      (15,117)
      Net changes in non-cash working capital items                                             (12,851)       12,271
-----------------------------------------------------------------------------------------------------------------------

NET CASH FLOWS USED IN OPERATING ACTIVITIES                                                     (52,272)       (2,846)
-----------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Acquisition of equipment                                                                         (772)           --
-----------------------------------------------------------------------------------------------------------------------

NET CASH FLOWS USED IN INVESTING ACTIVITIES                                                        (772)           --
-----------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from common share subscriptions and issuances                                         15,810            --
  Net repayments to related party                                                               (10,661)           --
-----------------------------------------------------------------------------------------------------------------------

NET CASH FLOWS FROM FINANCING ACTIVITIES                                                          5,149            --
-----------------------------------------------------------------------------------------------------------------------

EFFECT OF FOREIGN EXCHANGE RATE CHANGES ON CASH                                                  (1,438)          139
-----------------------------------------------------------------------------------------------------------------------

INCREASE (DECREASE) IN CASH                                                                     (49,333)       (2,707)

CASH, BEGINNING OF PERIOD                                                                        54,711         3,372
-----------------------------------------------------------------------------------------------------------------------

CASH, END OF PERIOD                                                                            $  5,378      $    665
=======================================================================================================================

          The accompanying notes are an integral part of these interim consolidated financial statements

                          CROWN MEDICAL SERVICES INC.
                     (Formerly Link Media Publishing ltd.)
                         (a development stage company)
               NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS
                               NOVEMBER 30, 2003
================================================================================
                                   (Unaudited)

NOTE 1 - NATURE OF OPERATIONS AND BASIS OF PRESENTATION

The Company, through an agreement dated February 15, 2002 and completed on February 22, 2002, acquired 100% of the issued and outstanding shares of Business to Business Publishing Inc. ("B2B"), a private British Columbia, Canada, company involved in the business of publishing specialized interest publications targeting particular readership in exchange for 2,600,000 shares (13,000,000 post split shares) of the Company. The Company has completed a registration statement filed with the Securities and Exchange Commission and has listed its shares for trading on the OTC Bulletin Board in the USA.

The Company has incurred losses since inception totalling $104,049 and due to the lack of working capital ceased the operations of B2B during the fourth quarter of fiscal 2002 and accordingly, commencing March 1, 2003 the Company is considered a development stage company as it no longer had any business operations. The ability to continue as a going concern is dependent on raising additional capital to fund future operations and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to the Company's ability to continue as a going concern.

Refer to Note 7 - Subsequent Events.

Unaudited Interim Financial Statements

The accompanying unaudited interim consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB of Regulation S-B. They do not include all information and footnotes required by generally accepted accounting principles for complete financial statements. However, except as disclosed herein, there has been no material changes in the information disclosed in the notes to the financial statements for the year ended February 28, 2003 included in the Company's Annual Report on Form 10-KSB filed with the Securities and Exchange Commission. The interim unaudited consolidated financial statements should be read in conjunction with those financial statements included in the Form 10-KSB. In the opinion of Management, all adjustments considered necessary for a fair presentation, consisting solely of normal recurring adjustments, have been made. Operating results for the nine months ended November 30, 2003 are not necessarily indicative of the results that may be expected for the year ending February 28, 2004.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

The Company was incorporated on January 29, 2002 in the State of Nevada. The Company's fiscal year end is February 28 with its initial period being from January 29, 2002 (inception) to February 28, 2002.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Business to Business Publishing Inc. ("B2B"), incorporated on December 15, 2000 in British Columbia, Canada. All significant intercompany transactions and account balances have been eliminated.

Use of Estimates and Assumptions

Preparation of the Company's financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all liquid investments, with an original maturity of three months or less when purchased, to be cash equivalents.

                          CROWN MEDICAL SERVICES INC.
                     (Formerly Link Media Publishing ltd.)
                         (a development stage company)
               NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS
================================================================================
                                   (Unaudited)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

Foreign Currency Translation

The financial statements are presented in United States dollars. In accordance with Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation", foreign denominated monetary assets and liabilities are translated to their United States dollar equivalents using foreign exchange rates, which prevailed at the balance sheet date. Revenue and expenses are translated at average rates of exchange during the year. Related translation adjustments are reported as a separate component of stockholders' equity, whereas gains or losses resulting from foreign currency transactions are included in results of operations.

Fair Value of Financial Instruments

In accordance with the requirements of SFAS No. 107, the Company has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies. The fair value of financial instruments classified as current assets or liabilities approximate carrying value due to the short-term maturity of the instruments.

Net Loss per Common Share

Basic earnings per share includes no dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive earnings per share reflects the potential dilution of securities that could share in the earnings of the Company. Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share. Net loss per share for the period ended November 30, 2002 has been restated to give retroactive effect to the 5:1 stock split in 2003.

Stock-Based Compensation

The Company has not adopted a stock option plan and has not granted any stock options. Accordingly no stock-based compensation has been recorded in any period.

Income taxes

The Company follows the liability method of accounting for income taxes. Under this method, future tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances. Future tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. The effect on future tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment. As at February 28, 2003 the Company had net operating loss carryforwards; however, due to the uncertainty of realization the Company has provided a full valuation allowance for the deferred tax assets resulting from these loss carryforwards.

Goodwill

In July 2001, the FASB issued Statement of Financial Accounting Standards No. 142 ("SFAS 142"), "Goodwill and Intangible Assets", which revises the accounting for purchased goodwill and intangible assets. Under SFAS 142, goodwill and intangible assets with indefinite lives will no longer be amortized and will be tested for impairment annually or whenever events or circumstances indicate that the estimated fair value is less than the related carrying value as determined on a reporting unit basis. SFAS 142 is effective for fiscal years beginning after December 15, 2001. (Refer to Note 4)

NOTE 3 - RELATED PARTY TRANSACTIONS

Upon acquisition of B2B the directors of B2B were appointed directors of the Company.

                          CROWN MEDICAL SERVICES INC.
                     (Formerly Link Media Publishing ltd.)
                         (a development stage company)
               NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS
================================================================================
                                   (Unaudited)

NOTE 4 - ACQUISITION OF BUSINESS TO BUSINESS PUBLISHING INC.

The Company, through an agreement dated February 15, 2002 and completed on February 22, 2002, acquired 100% of the issued and outstanding shares of B2B, in exchange for 2,600,000 restricted shares of the Company. B2B was incorporated in British Columbia on December 15, 2000 and which commenced operations on July 1, 2001.

During the fourth quarter of 2002 the Company ceased the operations of B2B due to the lack of working capital. Management is seeking new financing to fund future operations but to date has not been successful in raising required funds. Accordingly, at the year-end February 28, 2003 the Company wrote off the carrying value of goodwill relating to B2B of $41,075. Refer to Note 7 - Subsequent Events.

NOTE 5 - CAPITAL STOCK

The Company's capitalization is 70,000,000 common shares with a par value of $0.001 per share and 5,000,000 preferred shares with a par value of $0.001.

During the year ended February 28, 2003 the Company completed a private placement of 290,367 common shares at a price of $0.30 per share for total proceeds of $87,110.

On July 14, 2003, the Company completed a 5:1 stock split of its outstanding share capital in connection with the proposed acquisition of Crown Medical Systems, Inc. resulting in an increase in outstanding common shares from 6,390,367 shares to 31,951,835 shares. Refer to Note 7.

To November 30, 2003, the Company has not granted any stock options and has not recorded any stock-based compensation.

NOTE 6 - INCOME TAXES

The Company and its subsidiary have net operating loss carry-forwards of approximately $104,000, which may be available to offset future taxable income. These losses will expire beginning in 2009. Due to the uncertainty of realization of these loss carry forwards, the benefit is not reflected in the financial statements as the Company has provided a full valuation allowance for the deferred tax assets resulting from these loss carry forwards.

NOTE 7 - SUBSEQUENT EVENTS

(1) On September 3, 2003, the Company executed an Agreement and Plan of Merger (the "Agreement") with Crown Medical Systems, Inc. ("Crown"). This Agreement takes precedent over the Share Purchase Agreement executed June 20, 2003. Crown Medical is a private Delaware company that provides computer software, hardware and support solutions to the health care industry. The Agreement and Plan of Merger is subject to approval of the shareholders of Crown Medical Systems, Inc. The terms of the agreement provide inter alia for:

      (a) Share Split - the current and outstanding shares of the Company are to be split on a five for one basis. The 5:1 split took place on July 14, 2003.

      (b) Disposal of B2B - as a condition precedent to the acquisition of Crown Medical Systems, Inc., the Company will dispose of its interest in B2B to two Directors of the Company in exchange for 2,600,000 (13,000,000 post split) restricted common shares issued as consideration for the acquisition of the B2B (refer to Note 4). The Company will cancel the re-acquired shares, and the B2B nominated directors (refer to Note 3) will resign. The Company will incur a gain of approximately $4,000 on the de-acquisition of B2B.

      (c) Re Purchase of Shares - The Company will acquire for treasury, 2,000,000 (10,000,000 post split) restricted common shares from a director for nominal consideration.

                          CROWN MEDICAL SERVICES INC.
                     (Formerly Link Media Publishing ltd.)
                         (a development stage company)
               NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS
================================================================================
                                   (Unaudited)

NOTE 7 - SUBSEQUENT EVENT (con't)

      (d) Merger - each current Company shareholder will receive one new share for each share they held in the Company.

      (e) Acquisition of Crown Medical Systems, Inc. - the current Crown shareholders will receive 16,500,000 post split shares as consideration for the acquisition, on the basis of 0.825 new share for each one current Crown share of which 6,500,000 will be newly issued and 10,000,000 will come from the treasury shares acquired from a Director as more fully described in 7 (c) above. These shares are subject to rule 144 restrictions.

      (f) Preferred Shares - The Company has also agreed to issue 5,000,000 non-voting non-participating preferred shares to Crown management, convertible into common shares of the Company, on a one to one basis, upon the booking of $10,000,000 of sales revenue in any twelve month period.

      (g) Effective December 18, 2003, the Company executed a name change to Crown Medical Systems Inc. The Company's trading symbol was changed to CWMS for trading on the Over The Counter Bulletin Board.

      (h) Options - Certain key employees and consultants of Crown will be granted a total of 1,500,000 options to acquire shares of The Company's common stock at a price of $0.75 per share for a period of 60 months.

            Upon completion of the transactions described above, the former shareholders of Crown will own approximately 65% (52% on a diluted basis) of the common shares of the Company. As there will be a change in control of the Company, the transactions will be accounted for as a reverse merger with Crown being treated as the accounting parent and the Company being treated as the accounting subsidiary.

(2) On January 8, 2004 the Company appointed Mr. William Sklar to the position of Director, President and Chief Executive Officer, and Mr. Paul Marshall to the position of Director of the Company. On January 12, 2004 it appointed Brian Knight and James Sterling, both affiliates of Crown Medical (Delaware),to the position of directors of the Company.. The previous Board of Director members, Robert Hoegler, Mario Aiello and Earl Hope, have tendered their resignation from their positions. Mr. Mario Aiello will retain his position as secretary of the Company to facilitate the transition and to assist in the anticipated closing of the Plan of Merger.

(3) Effective January 12,2004 the Company executed an Agreement to purchase 100% interest in a proprietary Electronic Medical Record (EMR) software program used by medical practitioners to document patients' encounters and to replace existing paper-based patient charts. The consideration to be paid to purchase the asset will be 1,500,000 shares of the Company's common stock and will be subject to the closing of the Agreement and Plan of Merger with Crown Medical (Delaware).

(4) Effective January 12, 2004 the Company executed a Corporate Communication Consulting Agreement with Crosschek Capital ("Crosschek") of Scottsdale, Arizona whereby Crosschek will provide consulting services relating to the development, implementation and maintenance of an ongoing program to create awareness of the Company's activities in the investment communities. Crosschek will be compensated with a monthly retainer of $5,000 for a period of one year.

                           CROWN MEDICAL SYSTEMS, INC.
                      (formerly Link Media Publishing Ltd.)

                          (a development stage company)

                      PRO-FORMA CONSOLIDATED BALANCE SHEET
                                November 30, 2003
                                   (Unaudited)

INTRODUCTION

PRO-FORMA CONSOLIDATED BALANCE SHEET

NOTES TO PRO-FORMA CONSOLIDATED BALANCE SHEET

                           CROWN MEDICAL SYSTEMS, INC.
                      (formerly Link Media Publishing Ltd.)
                          (a development stage company)

                      PRO-FORMA CONSOLIDATED BALANCE SHEET
                                November 30, 2003
                                   (Unaudited)

INTRODUCTION

On September 3, 2003, Crown Medical Systems, Inc. (formerly Link Media Publishing Ltd.) ("Link", "Crown Nevada" or "the Company"), a Nevada corporation, executed an Agreement and Plan of Merger (the "Agreement") to acquire 100% of the issued and outstanding common shares of Crown Medical Systems, Inc. ("Crown Delaware"), a Delaware corporation, in exchange for 16,500,000 post split restricted shares of common stock of Crown Nevada. In addition, certain of Crown Delaware management will receive a total of 5,000,000 non-voting, non-participating preferred shares of Crown Nevada which will be convertible into post split common shares of Crown Nevada, on a one for one basis, upon the booking of $10,000,000 of sales revenue in any twelve-month period. As a further condition to the Agreement, Crown Nevada will acquire for treasury, 10,000,000 post split restricted common shares from a director for nominal consideration. Certain key employees and consultants of Crown Delaware will be granted a total of 1,500,000 options to acquire post split common shares of the Company's at a price of $0.75 per share for a period of 60 months. Effective July 14, 2003, in connection with this proposed acquisition, Crown Nevada completed a 5:1 split of its outstanding common stock.

This Agreement takes precedent over the Share Purchase Agreement executed June 20, 2003. Crown Nevada is a development stage, company. The Agreement and Plan of Merger is subject to approval of the shareholders of Crown Medical Systems, Inc. In connection with this transaction, Link changed its name to Crown Medical Systems, Inc. effective December 18, 2003.

As a further condition precedent to the acquisition of Crown Delaware, Crown Nevada will dispose of its wholly-owned subsidiary Business to Business Publishing Inc. ("B2B") to two Directors of the Company in exchange for the return of 13,000,000 post split common shares originally issued as consideration for the acquisition of B2B. The Company will cancel the re-acquired shares, and the B2B nominated directors will resign.

This transaction will be accounted for as a recapitalization using accounting principles applicable to reverse acquisitions whereby the financial statements subsequent to the date of the transaction will be presented as a continuation of Crown Delaware. Under reverse acquisition accounting, the value assigned to the common stock of consolidated Crown Nevada on acquisition of Crown Delaware will be equal to the book value of the common stock of Crown Delaware plus the book value of the net assets of Crown Nevada as at the date of the transaction.

The pro-forma Consolidated Balance Sheet has been prepared to reflect the Consolidated Balance Sheet of Crown Nevada as at November 30, 2003 assuming the acquisition of Crown Delaware had occurred effective November 30, 2003. As the results of operations of consolidated Crown Nevada are considered to be a continuation of the results of Crown Delaware, and the audited financial statements of Crown Delaware for the fiscal years ended December 31, 2002 and 2001 and the financial statements of Crown Delaware for the interim period ended November 30, 2003 have been included in the Company's filing on Form S-4, no pro-forma statements of operations have been presented.

The pro-forma consolidated Balance Sheet is based on the following financial statements:

      o Crown Nevada - unaudited consolidated balance sheet as at November 30, 2003.

      o     Crown Delaware - audited balance sheet as at November 30, 2003.

This pro-forma consolidated Balance Sheet should be read in conjunction with Crown Nevada's February 28, 2003 audited financial statements as filed on Form 10-KSB.

                           CROWN MEDICAL SYSTEMS, INC.
                      (formerly Link Media Publishing Ltd.)
                          (a development stage company)

                      PRO-FORMA CONSOLIDATED BALANCE SHEET

(unaudited)                                 (expressed in United States dollars)

                                                       B2B Disposal   Adjusted
                                                         Pro-Forma     Crown        Crown     Issuance of
                                          Crown Nevada   Adjustment    Nevada      Delaware   Common Stock
                                            30-Nov-03    Note 3 (a)   30-Nov-03    30-Nov-03    Note 3 (b)
===========================================================================================================
               ASSETS
 CURRENT ASSETS
     Cash                                   $     665    $   (616)    $      49   $   144,779   $1,000,000
     Accounts receivable                        3,870      (3,870)           --            --           --
     Refundable deposits                           --          --            --         3,300           --
-----------------------------------------------------------------------------------------------------------
                                                4,535      (4,486)           49       148,079    1,000,000
-----------------------------------------------------------------------------------------------------------

 NOTES RECEIVABLE                                  --          --            --        60,000           --
 COMPUTER SOFTWARE,
     net of amortization                           --          --            --            --           --

 FURNITURE&EQUIPMENT,
     net of depreciation                          590          --           590        31,857           --
-----------------------------------------------------------------------------------------------------------
                                            $   5,125    $ (4,486)    $     639   $   239,936   $1,000,000
===========================================================================================================

  LIABILITIES AND STOCKHOLDERS' EQUITY
 CURRENT LIABILITIES
     Accounts payable and
       accrued liabilities                  $  12,990    $ (4,358)    $   8,632   $        --   $       --
     Customer deposits                             --          --            --         9,000           --
     Notes payable                              4,000          --         4,000       949,918           --
-----------------------------------------------------------------------------------------------------------
                                               16,990      (4,358)       12,632       958,918           --
-----------------------------------------------------------------------------------------------------------

 STOCKHOLDERS' EQUITY (CAPITAL DEFICIENCY)
     Common stock                               6,390      (2,600)        3,790        20,000        1,000
     Preferred stock                               --          --            --            --           --
     Additional paid in capital                86,820          --        86,820       492,969      999,000
     Accumulated other
        comprehensive  income (loss)           (1,026)         --        (1,026)           --           --
     Deficit                                 (104,049)      2,472      (101,577)   (1,231,951)          --
-----------------------------------------------------------------------------------------------------------
                                              (11,865)       (128)      (11,993)     (718,982)   1,000,000
-----------------------------------------------------------------------------------------------------------
                                            $   5,125    $ (4,486)    $     639   $   239,936   $1,000,000
===========================================================================================================
                                                                                              Pro-Forma
                                                Consolidated Pro-Form Adjustments            Consolidated
                                                          Note 3                                Nevada
                                             (c)       (d)     (e)        (f)        (g)      30-Nov-03
=========================================================================================================
               ASSETS
 CURRENT ASSETS
     Cash                                 $       --  $ --  $      --   $     --   $    --   $ 1,144,828
     Accounts receivable                          --    --         --         --        --
     Refundable deposits                          --    --         --         --        --         3,300
---------------------------------------------------------------------------------------------------------
                                                  --    --         --         --        --     1,148,128
---------------------------------------------------------------------------------------------------------

 NOTES RECEIVABLE                                 --    --         --         --        --        60,000
 COMPUTER SOFTWARE,
     net of amortization                   1,500,000    --         --         --        --     1,500,000

 FURNITURE&EQUIPMENT,
     net of depreciation                          --    --         --         --        --        32,447
---------------------------------------------------------------------------------------------------------
                                          $1,500,000  $ --  $      --   $     --   $    --   $ 2,740,575
=========================================================================================================

  LIABILITIES AND STOCKHOLDERS' EQUITY
 CURRENT LIABILITIES
     Accounts payable and
       accrued liabilities                $       --  $ --  $      --   $     --   $ 8,632
     Customer deposits                            --    --         --         --        --         9,000
     Notes payable                                --    --         --         --        --       953,918
---------------------------------------------------------------------------------------------------------
                                                  --    --         --         --        --       971,550
---------------------------------------------------------------------------------------------------------

 STOCKHOLDERS' EQUITY (CAPITAL DEFICIENCY)
     Common stock                              1,500    --     (3,790)        --     8,552        31,052
     Preferred stock                              --    --         --         --     5,000         5,000
     Additional paid in capital            1,498,500    --    (86,820)   (11,993)  (13,552)    2,964,924
     Accumulated other
        comprehensive  income (loss)              --    --      1,026         --        --            --
     Deficit                                      --    --    101,577         --        --    (1,231,951)
---------------------------------------------------------------------------------------------------------
                                           1,500,000    --     11,993    (11,993)       --     1,769,025
---------------------------------------------------------------------------------------------------------
                                          $1,500,000  $ --  $  11,993   $(11,993)  $    --   $ 2,740,575
=========================================================================================================

The accompanying notes are an integral part of this pro-forma consolidated balance sheet

                           CROWN MEDICAL SYSTEMS, INC.
                      (formerly Link Media Publishing Ltd.)
                          (a development stage company)

                  NOTES TO PRO-FORMA CONSOLIDATED BALANCE SHEET

                                NOVEMBER 30, 2003
                                   (Unaudited)

NOTE 1 - ACQUISITION

On September 3, 2003, Crown Nevada Media Publishing Ltd. (formerly Link Media Publishing Ltd.) ("Link", "Crown Nevada" or "the Company"), a Nevada corporation, executed an Agreement and Plan of Merger (the "Agreement") to acquire 100% of the issued and outstanding common shares of Crown Medical Systems, Inc. ("Crown"), a Delaware corporation, in exchange for 16,500,000 post split restricted shares of common stock of Crown Nevada. In addition, certain of Crown Officers, Directors and key employees will receive a total of 5,000,000 non-voting, non-participating preferred shares of Crown Nevada which will be convertible into post split common shares of Crown Nevada, on a one for one basis, upon the booking of $10,000,000 of sales revenue in any twelve-month period. As a further condition to the Agreement, Crown Nevada will acquire for treasury, 10,000,000 post split common shares from a director for nominal consideration. The Company contemplates the issuance to certain key employees and consultants of Crown a total of 1,500,000 options to acquire post split common shares of the Company's at a price of $0.75 per share for a period of 60 months.

For purposes of this pro-forma consolidated Balance Sheet, this acquisition has been accounted as a recapitalization using accounting principles applicable to reverse acquisitions whereby the value assigned to the common stock of consolidated Crown Nevada on acquisition of Crown will be equal to the book value of the common stock of Crown plus the book value of the net assets of Crown Nevada as at the date of the transaction.

This pro-forma consolidated balance sheet also includes pro-forma adjustments for a private placement financing completed by Crown Delaware subsequent to November 30, 2003 as described in Note 3 (b) and Crown Nevada's proposed concurrent software acquisition as described in Note 3 (c).

The pro-forma book value of Crown Nevada's Capital Stock as at November 30, 2003 is calculated as follows:

Crown Delaware capital stock                                        $   512,969

Crown Delaware private placement (Note 3 (b))                         1,000,000

Crown Nevada proposed software acquisition (Note 3 (c))               1,500,000

Crown Nevada net assets, post B2B disposal                              (11,993)
                                                                    -----------
Crown Nevada pro-forma capital stock                                $ 3,000,976
                                                                    ===========

Crown Nevada's pro-forma Capital Stock is made up as follows:

Capital stock - Common                                                $   31,052

Capital stock - Preferred                                                  5,000

Additional paid-in capital                                             2,964,924
                                                                      ----------
                                                                      $3,000,976
                                                                      ==========

NOTE 2 - SHARE SPLIT

As part of the Agreement, the current and outstanding shares of Crown Nevada were to be split on a five for one basis. The 5:1 split took place on July 14, 2003.

                           CROWN MEDICAL SYSTEMS, INC.
                      (formerly Link Media Publishing Ltd.)
                          (a development stage company)

                  NOTES TO PRO-FORMA CONSOLIDATED BALANCE SHEET

                                NOVEMBER 30, 2003
                                   (Unaudited)

NOTE 3 - PRO-FORMA ADJUSTMENTS

(a)   Disposal of B2B.

As a condition precedent to the acquisition of Crown Delaware, Crown Nevada will dispose of its interest in B2B to two Directors of the Company in exchange for the return of 13,000,000 post split common shares originally issued as consideration for the acquisition of the B2B. The Company will cancel the re-acquired shares, and the B2B nominated directors will resign.

A pro-forma adjustment has been made to reflect the disposal as at November 30, 2003.as follows:

Disposal of Current Assets
            Cash                                                        $   616
            Accounts receivable                                           3,870
            Other receivables                                                --
                                                                        -------

                                                                          4,486
Disposal of Accrued Liabilities                                          (4,358)
                                                                        -------

      Net assets disposed of                                                128
Consideration received (return of shares by B2B)                          2,600
                                                                        -------

Gain on disposal                                                        $ 2,472
                                                                        =======

(b)   Crown Delaware Share issuance

Subsequent to November 30, 2003, Crown Delaware issued 1,000,000 common shares for a cash consideration of $1,000,000. There is no effect upon the 16,500,000 shares to be issued by Crown Nevada to acquire Crown Delaware.

(c)   Acquisition of MD PaperFree

Effective January 28, 2004 Crown Nevada, acquired the electronic medical record product, known as "MD PaperFree" for a consideration of 1,500,000 shares of unregistered, restricted Common Stock of the Company with a fair value of $1,500,000

                           CROWN MEDICAL SYSTEMS, INC.
                      (formerly Link Media Publishing Ltd.)
                          (a development stage company)

                  NOTES TO PRO-FORMA CONSOLIDATED BALANCE SHEET

                                NOVEMBER 30, 2003
                                   (Unaudited)

NOTE 3 - PRO-FORMA ADJUSTMENTS (cont'd)

(d)   Record Fair Value of Share Options

In connection with the acquisition, Crown Nevada agreed to grant stock options. Accounting principles applicable to business combinations require that the fair value of stock options granted in connection with a business combination be recorded as part of the purchase price at their fair values. A pro-forma adjustment is required to record the fair value of 1,500,000 stock options granted at an exercise price of $0.75 per share. The options were valued in accordance with the provisions of SFAS No. 123 by applying the fair value method using the Black-Scholes option-pricing model.

The fair value of the stock options was determined to be $Nil by using the Black-Scholes option pricing model with the following weighted average assumptions: a risk free interest rates of 3%; a dividend yield of 0%; volatility factors of the expected market price of the Company's common stock of 0% and a weighted average expected life of the options of 5 years. The volatility was determined to be 0% as no relevant historic market volatility had yet been established in the trading of shares of the Company's common stock.

(e)   Elimination of Crown Nevada's Stockholders' Equity.

In accordance with reverse acquisition accounting, the financial statements subsequent to the date of the transaction will be presented as a continuation of Crown and as a result the stockholders' equity of Crown Nevada which is equal to the book value of net assets, has been eliminated as follows:

                                                                       Total
                                                                    Elimination
                                                                    -----------

Crown Nevada share capital (after return of B2B shares)              $   3,790
Crown Nevada additional paid in capital                                 86,820
Crown Nevada accumulated other comprehensive income (loss)              (1,026)
Crown Nevada accumulated deficit                                      (101,557)
                                                                     ---------

Adjusted book value of Crown Nevada net assets                       $ (11,993)
                                                                     =========

(f)   Record Value Assigned to Crown Nevada Under Reverse Merger Accounting

As at the date of the transaction, Crown Nevada does not have any significant operations or assets and as a result the transaction will be accounted for as a recapitalization using accounting principles applicable to reverse acquisitions and accordingly, no goodwill is recorded and the value assigned to Crown Nevada is equal to the book value of the net assets of Crown Nevada as at the date of the transaction. As at November 30, 2003, the adjusted net book value of the net assets deficiency of Crown Nevada (as calculated in (e) above) is $(11,993).

                           CROWN MEDICAL SYSTEMS, INC.
                      (formerly Link Media Publishing Ltd.)
                          (a development stage company)

                  NOTES TO PRO-FORMA CONSOLIDATED BALANCE SHEET

                                NOVEMBER 30, 2003
                                   (Unaudited)

NOTE 3 - PRO-FORMA ADJUSTMENTS (cont'd)

(g)   Restatement of Share Capital Under Reverse Merger Accounting

In accounting for this reverse merger, the legal share capital is that of Crown Nevada (the legal parent) and the value of share capital is calculated as described in Note 1. Upon completion of this transaction, Crown Nevada will have 31,051,835 of its $US 0.001 par value common shares issued and outstanding, and 5,000,000 of its $US 0.001 par value preferred shares issued and outstanding. In addition, Crown Nevada will have 1,500,000 common stock purchase warrants outstanding with a fair value as described and calculated in (d) above. Adjustments are required to reconcile the pro-forma consolidated share capital as follows:

                                           Capital Stock  Capital Stock
                                              Common        Preferred    Additional      Total Share
                                              Shares         Shares    Paid in Capital     Capital
                                           -------------    ---------  -------------------------------
Crown Nevada as at November 30, 2003         $  6,390        $   --     $    86,820      $    93,210
Crown Delaware, as at November 30, 2003        20,000            --         492,969          512,969
Pro-forma adjustment 3 (a)                     (2,600)           --              --           (2,600)
Pro-forma adjustment 3 (b)                      1,000            --         999,000        1,000,000
Pro-forma adjustment 3 (c)                      1,500            --       1,498,500        1,500,000
Pro-forma adjustment 3 (d)                         --            --              --               --
Pro-forma adjustment 3 (e)                     (3,790)           --         (86,820)         (90,610)
Pro-forma adjustment 3 (f)                         --            --         (11,993)         (11,993)
Pro-forma adjustment 3 (g)                      8,552         5,000         (13,552)              --
                                             --------        ------     -----------      -----------
Pro-forma, November 30, 2003 (unaudited)     $ 31,052        $5,000     $ 2,964,924      $ 3,000,976
                                             ========        ======     ===========      ===========

                                   APPENDIX I

                          AGREEMENT AND PLAN OF MERGER
                  dated as of August ____, 2003 by and between
          Crown Medical Systems, Inc., a Delaware corporation ("Crown")
          and Link Media Publishing Ltd., a Nevada corporation ("Link")

      Crown and Link have approved and declared advisable this Agreement and the merger of Crown with and into Link, with Link as the surviving corporation but changing its name to Crown, upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of the common stock, par value $0.001, of Crown will be converted automatically into 0.825 share of common stock, par value $0.001, of Link.

      WHEREAS the respective Boards of Directors of Crown and Link have each determined that the merger and other transactions contemplated hereby are consistent with, and in furtherance of, their respective business strategies and goals. A majority of the shareholders of Crown and Link have indicated their intention to vote to approve the merger and other transactions;

      WHEREAS Crown and Link desire to make certain representations, warranties, covenants and agreements in connection with the merger and also to prescribe various conditions to the merger; and

      WHEREAS, for federal income tax purposes, it is intended that the merger will qualify as a reorganization under the provisions of Section 368(b) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder;

      NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

                                    ARTICLE I

                                   The Merger

      Section 1.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Chapter 78 of the Nevada Revised Statutes, Crown shall be merged with and into Link at the closing. Following the closing, Link shall change its name to Crown and shall succeed to and assume all the rights and obligations of Crown in accordance with the DGCL or other applicable law. For convenience of reference, unless the context otherwise requires, the surviving corporation sometimes shall be referred to herein as Link, the old name, rather than Crown, the new name.

      Section 1.02. Closing. The closing of the merger will take place at 10 o'clock AM, local time, on ______________________, 2003, at least 20 business days after the effective date of the registration statement on Form S-4 under the Securities Act of 1933 referred to in Article II, at the offices of R. Keith Thompson, at 6006 N. Mesa, Suite 710, El Paso, Texas 79912, or such other date, time and place as the parties in writing may agree.

      Section 1.03. Effective Time. As soon as practicable after closing, the parties shall acknowledge and file a certificate of merger or other appropriate document(s), including an amendment to its certificate of incorporation to change the name of the corporation to "Crown Medical Systems, Inc.," in accordance with laws of Nevada and shall make all other filings required under the Nevada Revised Statutes or other applicable law. The merger shall become effective at such time as the certificate of merger is duly filed with the Nevada Secretary of State.

      Section 1.04. Certificate of Incorporation and Bylaws. The certificate of incorporation and bylaws (or instruments corresponding thereto) of Link as in effect immediately prior to the effective time specified in Section 1.03 shall be the certificate of incorporation and bylaws (or instruments corresponding thereto) of Crown, the surviving corporation, as amended to change the name of the corporation to Crown, until thereafter changed or amended as provided by applicable law.

      Section 1.05. Directors and Officers. The members of the Board of Directors and the officers of Crown immediately after the effective time specified in Section 1.03 shall be the directors and officers set forth in appendix 1, to serve until their successors are elected or appointed, with the authority specified therein

      Section 1.06 Executive Remuneration. Immediately following the consummation of the merger contemplated by this agreement, the Compensation Committee of the Board of Directors shall enter into long term compensation agreements with the former Crown Senior Management. Such agreements, will not exceed five years and will include the normal industry terms, including but not limited to, non-circumvention, non-competition, and compensation.

                                   ARTICLE II

          Effect of the Merger on the Capital Stock of the Constituent
                Corporations; Registration Statement on Form S-4

      As of the effective time of the merger specified in Section 1.03, by virtue of the merger and without any action on the part of the holder of any outstanding share of Crown common stock immediately before the effective time specified in Section 1.03 shall be converted automatically into 0.825 fully paid and nonassessable shares of Crown, the surviving corporation, common stock. Fractional shares shall be rounded up to the next whole share. As of the effective time, all issued and outstanding shares of Link common stock shall remain issued and outstanding, except that Crown, the surviving corporation, may require the holders of Link common stock to submit their stock certificates for exchange for Crown, the surviving corporation, stock certificates.

      The certificates of Crown common stock to be issued pursuant to this Agreement shall be issued pursuant to a registration statement on Form S-4 under the Securities Act of 1933, in a merger in which applicable state law requires the solicitation of votes of all shareholders of Crown, the company being acquired, filed with and declared effective by the Securities and Exchange Commission ("SEC").

                                   ARTICLE III

                     Representations and Warranties of Link

      Except as disclosed in reports filed by Link with the SEC ("SEC Reports") and/or otherwise disclosed to Crown, Link represents and warrants to Crown as follows:

      (a) Organization, Standing and Corporate Power. Link is a corporation duly organized, validly existing and in good standing under the laws of Nevada and has the requisite corporate power and authority to carry on its business as now being conducted. Link is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed is not reasonably likely to have a material adverse effect on Link. Link has made available to Crown complete and correct copies of its certificate of incorporation and bylaws (or instruments corresponding thereto) as in effect immediately prior to the effective time specified in Section 1.03.

      (b) Capital Structure. The authorized capital stock of Link consists of 70,000,000 shares of common stock and 5,000,000 shares of preferred stock. Immediately prior to the effective time specified in Section 1.03. there were 31,951,835 shares of common stock and no shares of preferred stock issued and outstanding; any options, warrants or other rights to purchase shares of common or preferred stock were cancelled. All outstanding shares of capital stock are duly authorized, validly issued, fully paid and nonassessable and are not subject to preemptive or similar rights. Link shall deliver to Crown at closing a complete and accurate shareholders' list, certified as true and correct by the transfer agent for Link.

      No later than the time of closing Link shall dispose of its holding in Business to Business in exchange for the surrender for cancellation of 13,000,000 issued shares of link, and the acquisition of 10,000,000 issued and outstanding shares, to be held as treasury shares.

      After the closing, Crown, the surviving corporation, shall issue to certain persons designated by Crown Board of Directors 5,000,000 shares of non-voting preferred stock, convertible into shares of common stock at the conversion rate of One (1) shares of preferred stock for one (1) share of common stock, at and after the time Crown, the surviving corporation has booked orders with revenues of $10,000,000, and five-year options to purchase 1,500,000 common shares at an exercise price of $.75 per share, such preferred shares and options to be allocated by the Crown Board of Directors.

      (c) Authority; Noncontravention. Link has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Link. This Agreement has been duly executed and delivered by Link and, assuming the due execution and delivery by Crown, constitutes a valid and binding obligation of Link as to Link's obligations therein, enforceable against Link in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement, and the compliance with the provisions of this Agreement by Link, will not conflict with, or result in any violation of or default (with or without notice or lapse of time or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or result in the creation of any lien upon any of the properties of Link under (1) the certificate of incorporation of Link, (2) any loan, credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit or license applicable to Link or its properties or assets, or (3) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Link or its properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local government or any court, authority or agency is required by Link in connection with the execution and delivery of this Agreement or the consummation of any of the transactions contemplated by this Agreement, except for filings with the SEC, Nevada and Delaware.

      (d) SEC Reports; Undisclosed Liabilities. (1) Link has filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 2001. As of their respective dates, all such SEC Reports complied in all material respects with the requirements of the Securities Act of 1933 and/or the Securities Exchange Act of 1934, as the case may be, and the forms, rules and regulations of the SEC promulgated thereunder applicable to such SEC Reports. None of such SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial information of Link included in such SEC Reports comply as to form in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles (except as permitted by the SEC) applied on a consistent basis during the periods involved and fairly present the financial position of Link and the results of its operations for the periods involved. Except for liabilities or obligations incurred in the ordinary course of business consistent with past practice, since the later of January 1, 2001 or the date of the last audited financial information in an SEC Report, Link has incurred no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by United States generally accepted accounting principles to be recognized or disclosed on Link's balance sheet or in the notes thereto. As of the effective time specified in Section 1.03, Link's liabilities shall be zero (-0-).

      (e) Information Supplied. No statement, certificate, instrument, document or other writing furnished or to be furnished to Crown to Link pursuant to this Agreement contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied or to be supplied by Link for inclusion in any filing to be made with the SEC or Delaware or Nevada, including the registration statement on Form S-4, will not contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

      (f) Absence of Certain Changes or Events. Except as to disclosed in writing by Link before the closing or the effective date, as the case may be, since the date of the most recent audited financial information included in an SEC Reports of Link, Link has conducted its business only in the ordinary course and there has not been since that date any material adverse change in the business or financial position or condition of Link.

      (g) Litigation. There is no suit, action or proceeding pending or, to the knowledge of Link, threatened against or affecting Link, or any of its properties, that is reasonably likely to have a material adverse affect on Link, nor is there any judgment, decree, injunction, rule or order of any governmental entity outstanding against Link that is reasonably likely to have a material adverse effect.

      (h) Compliance with Applicable Law. Link has in effect all federal, state and local governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights necessary for it to own, lease or operate its assets and to carry on it business as now conducted. To the knowledge of Lin, Link is in compliance with all applicable statutes, laws, ordinances, rules, orders and regulation of any governmental entity. No investigation, examination or review by any governmental entity is pending or, to the knowledge of Link, threatened.

      (i) Hazardous Material. During the period of ownership or operation by Link of any of its current properties, there has been no release of hazardous material in, on or under or affecting such properties. Prior to the period of ownership or operation by Link of any of its current properties, to the knowledge of Link, there were no such releases of hazardous material. The term "hazardous material" shall mean any waste or substance regulated under any environmental law and any hazardous substances within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act or any similar federal, state or local law.

      (j) State Takeover and Control Shareholder Statutes. To the knowledge of Link, no state takeover stature, including Section 203 of the DGCL, and no anti-takeover provision of the governing instruments of Link, is applicable to the merger and the other transactions contemplated by this Agreement.

      (k) Brokers. No broker, investment banker, financial adviser or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission payable by Crown in connection with Link's execution and delivery of this Agreement or consummation of the transactions contemplated thereby.

      (l) Intellectual Property. Except as is not reasonably likely to have a material adverse effect on Link, Link does not have knowledge of any valid grounds for any bona fide claims (1) to the effect that the manufacture, sale, licensing or use of any product as now used, sold or license or proposed for use, sale or license by Link infringes on any copyright, patent, trademark, trade secret or service mark, (2) against the use by Link of any copyright, patent, trademark, trade name, trade secret, service mark, technology, know-how or computer software program and application used in the business of Link, as currently conducted or proposed to be conducted, (3) challenging the ownership, validity or effectiveness of any of the Link intellectual property rights or other Link trade secret material, or (4) challenging the license or legally enforceable right to use of third-party intellectual property rights by Link.

      As used herein, the term (x) "Intellectual Property" means all patents, trademarks, trade names, service marks copyrights and any applications therefore, technology, know-how, computer software programs or applications, and tangible or intangible proprietary information or materials, trademarks, trade names, service marks and copyrights, (y) "third-party intellectual property rights" means Intellectual Property owned by any third party, and (z) "Link Intellectual Property Rights" means the Intellectual Property owned by Link.

      (m) Link has filed all federal, state and local tax returns and reports required to be filed by it or requests for extensions to file such returns or report have been timely filed, granted and have not expired. All tax returns and reports filed by Link are complete and accurate in all material respects, to the knowledge of Link. Link has paid all taxes shown as due on such returns and Link has made adequate reserve for all taxes payable by Link for all taxable periods through the current date. No deficiencies for any taxes have been proposed, asserted or assessed against Link and no requests for waivers of the time to assess any such taxes have been granted or are pending.

                                   ARTICLE IV

                     Representations and Warranties of Crown

      Except as disclosed in writing to Link, Crown represents and warrants to Link as follows:

      (a) Organization, Standing and Corporate Power. Crown is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted. Crown is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed is not reasonably likely to have a material adverse effect on Crown. Crown has made available to Link complete and correct copies of its certificate of incorporation and bylaws (or instruments corresponding thereto) as in effect immediately prior to the effective time specified in Section 1.03.

      (b) Capital Structure. The authorized capital stock of Crown consists of 25,000,000 shares of common stock and no shares of preferred stock. Immediately prior to the effective time specified in Section 1.03. there were 20,000,000 shares of common stock issued and outstanding; no options, warrants or other rights to purchase shares of common or preferred stock were outstanding. All outstanding shares of capital stock are duly authorized, validly issued, fully paid and nonassessable and are not subject to preemptive or similar rights.

      (c) Authority; Noncontravention. Crown has all requisite corporate power and authority to enter into this Agreement and to consummate the transaction contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Crown. This Agreement has been duly executed and delivered by Crown and, assuming the due execution and delivery by Link, constitutes a valid and binding obligation of Crown as to Crown's obligations therein, enforceable against Crown in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement, and the compliance with the provisions of this Agreement by Crown will not conflict with, or result in any violation of or default (with or without notice or lapse of time or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the properties of Crown under (1) the certificate of incorporation of Crown, (2) any loan, credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit or license applicable to Crown or its properties or assets, or (3) except for filings with Delaware or Nevada, any judgment, order, decree, stature, law, ordinance, rule or regulation applicable to Crown or its properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local government or any court, authority or agency is required by Link in connection with the execution and delivery of this Agreement or the consummation of any of the transactions contemplated by this Agreement, except for filings with Delaware or Nevada.

      (d) Undisclosed Liabilities. (1) None of financial information furnished to Link by Crown contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Such financial information has been prepared in accordance with United States generally accepted accounting principles, applied on a consistent basis during the periods involved and fairly present the financial position of Crown and the results of its operations for the periods involved.

      (e) Information Supplied. No statement, certificate, instrument, document or other writing furnished or to be furnished to Link by Crown pursuant to this Agreement contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied or to be supplied by Crown for inclusion in any filing to be made with the SEC or Delaware or Nevada will not contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

      (f) Absence of Certain Changes or Events. Except as to disclosed in writing to Link before the closing or the effective date, as the case may be, since the date of the most recent audited financial information furnished to Link, Crown has conducted its business only in the ordinary course and there has not been since that date any material adverse change in the business or financial position or condition of Link.

      (g) Litigation. There is no suit, action or proceeding pending or, to the knowledge of Crown, threatened against or affecting Link that is reasonably likely to have a material adverse affect on Crown, nor is there any judgment, decree, injunction, rule or order of any governmental entity outstanding against Crown that is reasonably likely to have a material adverse effect.

      (h) Compliance with Applicable Law. Crown has in effect all federal, state and local governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights necessary for it to own, lease or operate its assets and to carry on it business as now conducted. To the knowledge of Crown, Crown is in compliance with all applicable statutes, laws, ordinances, rules, orders and regulation of any governmental entity. No investigation, examination or review by any governmental entity is pending or, to the knowledge of Crown, threatened.

      (j) State Takeover and Control Shareholder Statutes. To the knowledge of Crown, no state takeover stature and no anti-takeover provision of the governing instruments of Crown, is applicable to the merger and the other transactions contemplated by this Agreement.

      (k) Brokers. No broker, investment banker, financial adviser or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission payable by Link in connection with Crown's execution and delivery of this Agreement or consummation of the transactions contemplated thereby.

      (l) Intellectual Property. Except as is not reasonably likely to have a material adverse effect on Crown, Crown does not have knowledge of any valid grounds for any bona fide claims (1) to the effect that the manufacture, sale, licensing or use of any product as now used, sold or license or proposed for use, sale or license by Crown infringes on any copyright, patent, trademark, trade secret or service mark, (2) against the use by Crown of any copyright, patent, trademark, trade name, trade secret, service mark, technology, know-how or computer software program and application used in the business of Crown as currently conducted or proposed to be conducted, (3) challenging the ownership, validity or effectiveness of any of the Crown intellectual property rights or other Link trade secret material, or (4) challenging the license or legally enforceable right to use of third-party intellectual property rights by Crown.

      As used herein, the term (x) "Intellectual Property" means all patents, trademarks, trade names, service marks copyrights and any applications therefore, technology, know-how, computer software programs or applications, and tangible or intangible proprietary information or materials, trademarks, trade names, service marks and copyrights, (y) "Third-Party Intellectual Property Rights" means Intellectual Property owned by any third party, and (z) "Link Intellectual Property Rights" means the Intellectual Property owned by Link.

                                    ARTICLE V

                    Covenants Relating to Conduct of Business

      Conduct of Business. Except as may be disclosed in writing to the other party, during the period from the date of this Agreement and the effective time specified in Section 1.03, each of Crown and Link shall carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the effective time, without the written consent of the other party, which consent shall not be unreasonably withheld, neither Crown nor Link shall:

      (a) declare, set aside or pay any dividends payable in cash, stock or property on, or make any other distributions in respect of, any of its capital stock;

      (b) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, or issue any shares of common stock upon exercise of any options, warrants or other convertible securities;

      (c) amend its certificate of incorporation or bylaws;

      (d) acquire by merger, consolidation or purchase any assets or business of another entity;

      (e) sell, lease, license, mortgage or otherwise encumber or subject to any lien or otherwise dispose of any of its properties or assets, except in the ordinary course of business consistent with past practice;

      (f) incur any indebtedness in excess of $10,000 for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or guarantee any debt securities of another person, except in the ordinary course of business consistent with past practice'

      (g) make or agree to make any new capital expenditure or enter into any agreement providing for payments in excess of $10,000;

      (h) make any tax election that is reasonably likely to have material adverse effect on Link as the surviving corporation, or settle or compromise any material income tax liability;

      (i) pay, discharge, settle or satisfy any claims, obligations or litigation other than the payment, discharge, settlement or satisfaction, in the ordinary course of business and consistent with past practice, of liabilities previously disclosed to the other party;

      (k) authorize, adopt or approve of any employee benefit plan or any executive compensation plan; or

      (l) authorize or permit any director, officer, employee or agent to solicit, initiate or encourage or take any other action designed to facilitate any inquiries or the making of any proposal that would interfere with the closing of this Agreement or the consummation of any of the transactions contemplated thereby.

      Nothing contained in this Article V shall prohibit Link from taking and disclosing to its shareholders the terms and conditions of this Agreement, by press release or other public announcement, by SEC filing or by notice pursuant to Rule 14f-1 of the Securities Exchange Act of 1934 (with information furnished by Crown with respect to the new directors), if, in the good faith judgment of the Board of Directors of Link and in the opinion of its outside counsel, failure so make such disclosure would be inconsistent with its obligations under applicable law.

                                   ARTICLE VI

                              Additional Agreements

      Section 6.01. SEC and Other Filings. As soon as practicable following the date of this Agreement and no later than the time periods specified in the applicable SEC forms, Crown and Link shall prepare or cause to be prepared (1) a current report on Form 8-K to disclose the terms and conditions of this Agreement and the transactions contemplated thereby, including the financial information called for; (2) a notice to Link shareholders pursuant to Rule 14f-1 of the change in the board of directors by virtue of the Agreement and the transaction contemplated; (3) an application for inclusion or continued inclusion in a recognized securities manual such as Merchant's or Standard & Poor's; and (4) an application or applications sufficient to permit Crown (formerly Link after the name change) as the surviving corporation to become a successor issuer to Link for purposes of Section 12(g) of the Securities Exchange Act of 1934 and to permit the surviving corporation's securities to be quoted and traded on any established trading market on which Link's securities are quoted and traded.

      Section 6.02. Fees and Expenses. Unless otherwise agreed by the parties, all fees and expenses incurred in connection with this Agreement, the merger and the transactions contemplated by this Agreement, and in preparing and filing (1) the certificate of merger and the amendment to the articles of incorporation to change the name of the corporation and (2) the SEC and other filings referred to in Section 6.01, will be paid by Crown the surviving corporation, after closing. Link shall pay any accrued and unpaid liabilities of Link existing at the time of closing, including any accrued and unpaid tax liabilities.

      Section 6.03. Public Announcements. Crown and Link shall consult with each other before issuing any press release or other public announcement with respect to this Agreement, the merger and the transactions contemplated by this Agreement. Such consultation shall consist of providing the other party the opportunity to review, comment and concur with the press release or other public announcement. Neither party shall issue any press release nor make any public announcement prior to such consultation, except as either party may reasonably determine is required by applicable law. The parties agree that the initial press release or other public announcement shall be in form and substance as both of them agree.

                                   ARTICLE VII

                              Conditions Precedent

      The respective obligation of each party to effect the merger is subject to the satisfaction or waiver on or prior to closing of the following conditions:

      Section 7.01. No Injunction or Restraints. No judgment, order, decree, statute, law, ordinance, rule or regulation entered, enacted, promulgated, enforced or issued by any court or other governmental entity of competent jurisdiction or other legal restraint or prohibition shall be in effect (a) preventing the consummation of the merger or the transactions contemplated by this Agreement, or (b) which otherwise is reasonably likely to have a material adverse effect on the combined businesses (assuming the merger is closed an consummated as contemplated).

      Section 7.02. Representations and Warranties. The representations of Crown set forth in Article IV, the representations of Link set forth in Article III, the covenants set forth in Article V and the additional agreements set forth in
Article VI are true, correct and valid when made and at and as of the closing.

      Section 7.03. Performance of Obligations. The parties have performed in all material respects all of the obligations required to be performed by it under this Agreement at or prior to the closing.

                                  ARTICLE VIII

                        Termination, Amendment and Waiver

      Section 8.01. Termination. This Agreement may be terminated at any time prior to the effective ------------ time:

            (a) by mutual written consent of the parties; or

            (b) by either party if the merger shall not have been consummated by November 15, 2003, provided that the right to terminate shall not be available to any party whose failure to perform any of its obligation under this Agreement results in the failure of the merger to be consummated by such date.

      Section 8.02. Effect of Termination. In the event of termination as provided in Section 8.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of either party, except that termination of this Agreement will not relieve a breaching party from liability for any willful and material breach by such party of any of its representations, warranties, covenants or agreement set forth herein giving rise to such termination.

                                   ARTICLE IX

                               General Provisions

      Section 9.01. Nonsurvival of Representations and Warranties. Except for the representations and warranties set forth in Article III (d) and (e) and
Article IV (d) and (e), none of the representations and warranties set forth in this Agreement shall survive the effective time, except that this Section 9.01 shall not limit any covenant or agreement which by its terms contemplates performance after the effective time.

      Section 9.02. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses, or at such other address for a party as shall be specified by like notice:

      (a) if to Crown, to

     Crown Medical Systems, Inc.
     6006 N. Mesa, Suite 709
     El Paso, Texas 79912
     Attention: James Sterling,Vice President
     Fax number : 915-845-1787

     With a copy (that shall not constitute notice) to:

     R. Keith Thompson, Esq. 6006 N. Mesa, Suite 710 El Paso, Texas 79912 Fax number: 915-584-9941

      (b) if to Link, to

     Link Media Publishing Ltd.
     804-750 West Pender Street
     Vancouver, British Columbia V6B 1N2
     Attention: _________________
     Fax Number: ___________________

     With a copy (that shall not constitute notice) to:

     Greg Yanke, Esq.
     200-675 West Hastings Street
     Vancouver, British Columbia V6B 1N2
     Fax number: ________________

      Section 9.03. Interpretation. The headings of this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The singular and plural forms of terms in this Agreement and the masculine, feminine and neuter gender forms of terms include the other forms of terms.

      Section 9.04. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

      Section 9.05 Entire Agreement; No Third Party Beneficiaries. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement and cannot be changed or amended except in writing signed by both parties. This Agreement is not intended to confer any rights or remedies upon any person other than the parties hereto.

      Section 9.06. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Delaware without regard to the laws that might otherwise govern under applicable principles of conflicts of law thereof.

      Section 9.07. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by either of the parties hereto without the prior written consent of the other party. Any assignment in violation of the preceding sentence shall be void. Subject to the two preceding sentences, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

      Section 9.08. Severability. If any term or other provision of this Agreement is determined invalid, illegal or incapable of being enforced by any rule of law of public policy, unless the effects of such invalidity, illegality or unenforceability would prevent the parties from realizing the major portion of the economic benefits of the merger, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Moreover, upon any such determination, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner and to the end that the transactions contemplated hereby are fulfilled to the extent possible.

      IN WITNESS WHEREOF, Crown and Link have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                      CROWN MEDICAL SYSTEMS, INC.


                                      By___________________________
                                            Brian Knight, President


                                      LINK MEDIA PUBLISHING LTD.


                                      By___________________________
                                        Name:
                                        Title:

                 APPENDIX 1 to the AGREEMENT AND PLAN OF MERGER
                   dated as of August***, 2003 by and between
          Crown Medical Systems, Inc., a Delaware corporation ("Crown")
          and Link Media Publishing Ltd., a Nevada corporation ("Link")

            Director and Officer Appointments

      i. CMS shall appoint at least 51% (i.e. three) of the Directors internally.

      ii. The initial CMS Directors shall be - Brian Knight - Bobby Stanley - Jim Sterling - Jerry Wayt

      iii.  CMS shall appoint one outside industry Director.

      iv. Mr. Paul Marshall shall be appointed and hold a Director position for a minimum of 12 months as the representative of LINK shareholders..

      v.    CMS shall appoint a Chief Executive Officer


CMS and shall appoint authorized signatories on all banking accounts.

                                  APPENDIX II

                           ss. 262. Appraisal rights.

         (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to ss. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

         (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to ss. 251 (other than a merger effected pursuant to ss. 251(g) of this title), ss. 252, ss. 254, ss. 257, ss. 258, ss. 263 or ss. 264 of this title:

                (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of ss. 251 of this title.

                (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to ss.ss. 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

                       a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

                       b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

                       c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

                       d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

                (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under ss. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

         (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

         (d) Appraisal rights shall be perfected as follows:

                (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

                (2) If the merger or consolidation was approved pursuant to ss. 228 or ss. 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
     (i) each such constitutent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constitutent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constitutent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

         (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and
     (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

         (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

         (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

         (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

         (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

         (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

         (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection
     (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.
         (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation. (8 Del. C. 1953, ss. 262; 56 Del. Laws, c. 50; 56 Del. Laws, c. 186, ss. 24; 57 Del.
     Laws, c. 148, ss.ss. 27-29; 59 Del. Laws, c. 106, ss. 12; 60 Del. Laws, c.
     371, ss.ss. 3-12; 63 Del. Laws, c. 25, ss. 14; 63 Del. Laws, c. 152, ss.ss.
     1, 2; 64 Del. Laws, c. 112, ss.ss. 46-54; 66 Del. Laws, c. 136, ss.ss.
     30-32; 66 Del. Laws, c. 352, ss. 9; 67 Del. Laws, c. 376, ss.ss. 19, 20; 68
     Del. Laws, c. 337, ss.ss. 3, 4; 69 Del. Laws, c. 61, ss. 10; 69 Del. Laws,
     c. 262, ss.ss. 1-9; 70 Del. Laws, c. 79, ss. 16; 70 Del. Laws, c. 186, ss.
     1; 70 Del. Laws, c. 299, ss.ss. 2, 3; 70 Del. Laws, c. 349, ss. 22; 71 Del.
     Laws, c. 120, ss. 15; 71 Del. Laws, c. 339, ss.ss. 49-52; 73 Del. Laws, c.
     82, ss. 21.)

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

      Upon the merger's becoming effective, Crown, a Delaware corporation, will be merged with and into Crown Nevada (formerly Link), a Nevada corporation, with Crown Nevada (formerly Link) as the surviving corporation.

      Article Twelfth of the Articles of Incorporation of Crown Medical Systems, Inc. (Nevada) (formerly Link Media Publishing Ltd.) provides, in pertinent part:
"No Director or Officer of the corporation shall be personally liable to the corporation or any of its stockholders for damages for breach of fiduciary duty as a Director or Officer involving any act or omission of any such Director or Officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a Director or Officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes." Article XIII of the Bylaws of Crown Nevada (formerly Link Media Publishing Ltd.) provides, in pertinent part, that the directors shall cause the corporation to indemnify a director or former director or an officer against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him, including an action brought by the corporation, to which he is or was made a party by reason of his being or having been a director, or resulting from his acting as an officer.

Item 21. Exhibits and Financial Statement Schedules

      (a) The following exhibits are filed as part of this registration statement:

Exhibit
Number     Description

  3.1*     Articles of Incorporation of Link Media Publishing Ltd.
  3.2**    Bylaws of Link Media Publishing Ltd.
  5        Opinion and consent of Nevada counsel
  10.1     Agreement and Plan of Merger (included as Appendix I)
  10.2***  Medcomsoft, Inc. Agreement]
  10.3***  MedStar Systems, LLC Agreement
  10.4***  Catalyst Resource Group, Inc. Agreement
  10.5***  Forest Medical Agreement
  10.6***  Easy Business Software Agreement
  10.7***  Study Corp. Agreement
  15.1***  Letter from Donald L. Abrecht on unaudited
           interim financial information
  22***    Subsidiaries
  23.1     Consent of Nevada counsel (included in Exhibit 5)
  23.2     Consent of Dale Matheson Carr-Hilton LaBonte
  23.3     Consent of Donald L. Abrecht
  99.1     Section 302 Certification
  99.2     Section 906 Certification

(EXHIBITS 5-23.3, INCLUSIVE, TO BE FILED BY AMENDMENT)

* Incorporated by reference to Exhibit 3.1 to Form SB-2, filed April 22, 2002 (File No 333-86706).

** Incorporated by reference to Exhibit 3.2 to Form SB-2, filed April 22, 2002 (File No. 333-86706).

***   To be filed by amendment.

      (b) The following financial statement schedules are filed as part of this registration statement:

      [TO BE COMPLETED BY AMENDMENT]

Item 22.  Undertakings

      (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by person who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

      (2) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and wil not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

      (4) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Vancouver, province of British Columbia, on February __, 2004.

                                        Crown Medical Systems, Inc. (Nevada)
                                        (formerly Link Media Publishing Ltd.)


                                        By /s/ William L. Sklar
                                          --------------------------------------
                                           William L. Sklar, President,
                                           CEO & Director

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ William L. Sklar                    Date: February 27, 2004
-----------------------------------          -----------------------------------
William L. Sklar, President, CEO
and Director (Principal
Executive Officer)

/s/ G. Paul Marshall                    Date: February 27, 2004
-----------------------------------          -----------------------------------
G. Paul Marshall, Director
(Principal Financial Officer)

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of El Paso, state of Texas, on February __, 2004.

                                        Crown Medical Systems, Inc. (Delaware)


                                        By /s/ Brian K. Knight
                                           -------------------------------------
                                           Brian K Knight, President

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ Brian K. Knight                     Date: February 27, 2004
-----------------------------------          -----------------------------------
Brian K. Knight, President and
Director (Principal Executive
Officer)


/s/ James A. Sterling                   Date: February 27, 2004
-----------------------------------          -----------------------------------
James A. Sterling, Executive
Vice President and Director

/s/ Jerry S. Wayt                       Date: February 27, 2004
-----------------------------------          -----------------------------------
Jerry S. Wayt, Secretary and
Treasurer and Director (Principal
Financial Officer)


/s/ Bobby H. Stanley                    Date: February 27, 2004
-----------------------------------          -----------------------------------
Bobby H. Stanley, Director


/s/ Paul Marshall                       Date: February 27, 2004
-----------------------------------          -----------------------------------
G. Paul Marshall, Director


/s/ Dr. Laurence Watkins                Date: February 27, 2004
-----------------------------------          -----------------------------------
Dr. Laurence Watkins, Director